Exhibit 4.3

GENERAL MOTORS FINANCIAL COMPANY, INC.,

AS ISSUER

AMERICREDIT FINANCIAL SERVICES, INC.,

AS GUARANTOR

INDENTURE

Dated as of June 21, 2017

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

DEBT SECURITIES

TABLE OF CONTENTS

i

Section 12.08	Governing Law	51

Section 12.09	No Adverse Interpretation of Other Agreements	51

Section 12.10	Successors	51

Section 12.11	Severability	51

Section 12.12	Counterpart Originals	51

Section 12.13	Table of Contents, Headings, etc	51

Section 12.14	Force Majeure	52

Section 12.15	Securities in a Foreign Currency	52

Section 12.16	Judgment Currency	52

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.07
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03;12.02; 12.05
(b)	11.02
(c)(1)	11.02; 12.04
(c)(2)	11.02; 12.04
(c)(3)	11.02
(d)	11.02
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.12
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.08
317(a)(1)	6.08
(a)(2)	6.09
6(b)	2.06

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

i

INDENTURE dated as of June 21, 2017 by and among General Motors Financial Company, Inc., a Texas corporation (the “Company”), AmeriCredit Financial Services, Inc., a Delaware corporation (the “Guarantor”), and U.S. Bank National Association, as trustee.

WHEREAS, the Company has duly authorized the issuance from time to time of its debentures, notes or other evidences of indebtedness (the “Securities”) to be issued in one or more Series (as defined herein) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, and the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the parties hereto desire to establish a series of Term Notes which shall be referred to as GM Financial Term Notes (the “Term Notes”) and which may be issued from time to time in any number of Tranches (as defined herein) and any Term Notes issued as part of this series and any such Tranches will constitute a single series of Term Notes under this Indenture;

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture in order to provide for a Guarantee (as defined herein) by the Guarantor of such Series of Securities as to which such a Guarantee has been made applicable in accordance with the terms of this Indenture;

WHEREAS, the parties hereto desire to establish the form of the Term Notes to be endorsed thereon pursuant to Sections 2.01, 2.02 and 2.04 hereof and attached hereto as Exhibit A;

WHEREAS, the Term Notes shall have such terms as may be established from time to time in respect of any Tranche pursuant to Section 2.02 hereof; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement of the Company and the Guarantor according to its terms have been done.

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders (as defined herein) thereof, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, or Indebtedness incurred by such Person in connection with the acquisition of assets, in each case so long as such Indebtedness was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

“Administrative Procedures” means the Company’s Administrative Procedures dated June 21, 2017, as may be amended from time to time.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Bank Lines” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities with banks or other lenders providing for revolving credit loans and/or letters of credit.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, when used with respect to the Company, the board of directors of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder or, when used with respect to any Guarantor, the board of directors of such Guarantor or any committee of that board duly authorized to act generally or in any particular respect for such Guarantor hereunder.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means General Motors Financial Company, Inc., a Texas corporation, and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by an Officer thereof.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities and all goodwill, trade names, trademarks, unamortized debt discounts and expense and other like intangibles of the Company and its consolidated subsidiaries, all as set forth in the most recent balance sheet of the Company and its consolidated subsidiaries prepared in accordance with GAAP.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Restricted Subsidiaries, or any Receivables Entity for the purpose of providing credit support for one or more Receivables Entities or any of their respective securities, debt instruments, obligations or other Indebtedness.

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Securities in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.02 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing 2017 Notes” means the Company’s 4.75% Senior Notes due 2017, issued on August 16, 2012, pursuant to that certain indenture, dated as of August 16, 2012, among the Company, the Guarantor and Wells Fargo Bank, N.A., as trustee.

“Existing 2018 Notes” means the Company’s 6.75% Senior Notes due 2018, issued on June 1, 2011, pursuant to that certain indenture, dated as of June 1, 2011, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time and consistently applied.

“Government Securities” means securities that are: (i) direct obligations of the United States for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) and (ii) of this definition, are not callable or redeemable at the option of the issuers thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security evidenced by such depository receipt.

“Guarantee” means any guarantee of any Securities by a Guarantor as contemplated by Article 10; provided that the term “Guarantee,” when used with respect to the Securities of any Series means a guarantee of such Securities of such Series by a Guarantor of such Securities of such Series as contemplated by Article 10.

“Guarantor” means AmeriCredit Financial Services, Inc., a Delaware corporation, and each Subsidiary of the Company designated as such in accordance with the terms hereof.

“Guarantor Order” means a written order signed in the name of the Guarantor by an Officer thereof.

“Guarantee Termination Event” means the first date following the date of this Indenture when (i) no Guarantor guarantees the Existing 2017 Notes and the Existing 2018 Notes and (ii) no Guarantor is an issuer or guarantor of any Triggering Indebtedness (other than any guarantee of Triggering Indebtedness that is being concurrently released). For purposes of clause (ii) of this definition, a Guarantor’s guarantee of any Triggering Indebtedness shall be deemed to be concurrently released when all of the conditions for the release of such guarantee are satisfied, other than for any condition related to the concurrent release of the Guarantor’s guarantee of any other Triggering Indebtedness. Upon the satisfaction of all of such conditions not related to the concurrent release of any guarantees of any other Triggering Indebtedness, a Guarantor’s guarantee of any Triggering Indebtedness and the Guarantee hereunder shall be deemed to be concurrently released and the conditions of clause (ii) shall be deemed to be satisfied.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

“Holder,” “Holder of Securities” or other similar terms means a Person in whose name a Security is registered in the Securities Register.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Non-Domestic Entity” means a Person not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Non-U.S. Person” means a Person who is not a U.S. person as defined in Rule 902(k) under the Securities Act.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, Chief Financial Officer, the Chief Accounting Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller and the Secretary or any Assistant Secretary of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company or Guarantor, as applicable, by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or Guarantor, as applicable, that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Original Issue Discount” with respect to any Security, including an Original Issue Discount Security, has the same meaning as set forth in Section 1373 of the Code, or any successor provision, and the applicable regulations of the United States Department of the Treasury promulgated thereunder.

“Original Issue Discount Security” means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Permitted Liens” means: (i) Liens existing on the date of this Indenture; (ii) Liens to secure securities, debt instruments or other Indebtedness of one or more Receivables Entities or guarantees thereof; (iii) Liens to secure Indebtedness under a Residual Funding Facility or guarantees thereof; (iv) Liens to secure Indebtedness and other obligations (including letter of credit indemnity obligations and obligations relating to expenses with respect to debt facilities), under one or more debt facilities with banks or other lenders providing for revolving credit loans and/or letters of credit or guarantees thereof; (v) Liens on spread accounts, reserve accounts and other credit enhancement assets, Liens on the Capital Stock of Subsidiaries of the Company substantially all of the assets of which are spread accounts, reserve accounts and/or other credit enhancement assets, and Liens on interests in one or more Receivables Entities, in each case incurred in connection with Credit Enhancement Agreements, Residual Funding Facilities or issuances of securities, debt instruments or other Indebtedness by a Receivables Entity; (vi) Liens on property existing at the time of acquisition of such property (including properties acquired through merger or consolidation); (vii) Liens securing Indebtedness incurred to finance the construction or purchase of property of the Company or any of its Subsidiaries (but excluding Capital Stock of another Person); provided that any such Lien may not extend to any other property owned by the Company or any of its Subsidiaries at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be incurred more than 180 days after the later of the acquisition or completion of construction of the property subject to the Lien; (viii) Liens securing Hedging Obligations; (ix) Liens to secure any Refinancing Indebtedness incurred to refinance any Indebtedness and all other obligations secured by any Lien referred to in the foregoing clause (i); provided that such new Lien shall be limited to all or part of the same property or type of property that secured the original Lien and the Indebtedness secured by such Lien at such time is not increased to any amount greater than the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (i) of this definition at the time the original Lien became a Permitted Lien; (x) Liens in favor of the Company or any of its Restricted Subsidiaries; (xi) Liens of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed five percent of Consolidated Net Tangible Assets; (xii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (xiii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xiv) Liens imposed by law or regulation, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ and similar Liens, in each case for sums not yet overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xv) Liens related to minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (xvi) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business; (xvii) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business; (xviii) purported Liens evidenced by filings of precautionary UCC financing statements relating solely to operating leases of personal property; (xix) Liens evidenced by UCC financing statement filings (or similar filings) regarding or otherwise arising under leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (xx) Liens on accounts, payment intangibles, chattel paper, instruments and/or other Receivables granted in connection with sales of any of such assets; (xxi) Liens on Receivables and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing; and (xxii) Liens in favor of a Guarantor or any of its Subsidiaries.

“Permitted Receivables Financing” means any facility, arrangement, transaction or agreement (i) pursuant to which the Company or any Restricted Subsidiary finances the acquisition or origination of Receivables with, or sells Receivables that it has acquired or originated to, a third party on terms that the Board of Directors has concluded are customary and market-standard, and (ii) that grants Liens to, or permits filings of precautionary UCC financing statements by, the third party against the Company or its Restricted Subsidiaries, as applicable, under such facility, arrangement, transaction or agreement relating to the subject Receivables, related assets and/or proceeds.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government, governmental agency or political subdivision thereof or any other entity.

“Place of Payment” when used with respect to the Securities of any Series, shall mean the place or places where the principal of (and premium, if any, on) and interest, if any, on the Securities of that Series are payable, as specified as contemplated by Section 2.02.

“Receivable” means each of the following: (i) any right to payment of a monetary obligation, including, without limitation, any promissory note, financing agreement, installment sale contract, lease contract, insurance and service contract, and any credit, debit or charge card receivable, and (ii) any assets related to such receivables, including, without limitation, any collateral securing, or property leased under, such receivables.

“Receivables Entity” means each of the following: (i) any Person (whether or not a Subsidiary of the Company) established for the purpose of transferring or holding Receivables or issuing securities, debt instruments or other Indebtedness backed by Receivables and/or Receivable-backed securities, regardless of whether such Person is an issuer of securities, debt instruments or other Indebtedness, and (ii) any Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements, regardless of whether such Person is an issuer of securities, debt instruments or other Indebtedness.

“Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries.

“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Company or any Subsidiary based upon residual, subordinated or retained interests in Receivables Entities or any of their respective securities, debt instruments or other Indebtedness.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for administering this Indenture and the Term Notes.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not a Receivables Entity or Non-Domestic Entity.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Series” or “Series of Securities” means a series of Securities and, except in Sections 2.02 and 2.12 and Articles 6, 7, and 12, the terms “Series” or “Series of Securities” shall also mean a Tranche in the event that the applicable Series may be issued in separate Tranches.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (ii) any business trust in respect to which such Person or one or more of the other Subsidiaries of that Person (or a combination hereof) is the beneficial owner of the residual interest, and (iii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Survivor’s Option” means, where applicable, the right of the personal representative of a beneficial owner of a Security to require the Company to repay or repurchase such Security prior to its Maturity Date upon the death of the beneficial owner of such Security.

“Term Notes” has the meaning stated in the second recital of this Indenture, or, as the case may be, shall mean Term Notes that have been authenticated and delivered under this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb).

“Tranche” means all Securities of the same Series which have the same issue date, maturity date, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, which have the same issue price.

“Triggering Indebtedness” means any Indebtedness incurred after the date of this Indenture to the extent that the principal amount of such Indebtedness exceeds $100 million; provided, however, that “Triggering Indebtedness” shall not include: (i) Indebtedness that is or would be permitted to be secured by a Permitted Lien (whether or not such Indebtedness is in fact so secured); (ii) Indebtedness owed to the Company or a Restricted Subsidiary; (iii) Acquired Indebtedness; and (iv) Indebtedness incurred for the purpose of extending, renewing or replacing in whole or in part Indebtedness permitted by any of clauses (i) through (iii) above.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving thereunder.

“United States” means the fifty states constituting the United States of America, its territories, its possessions and other areas subject to its jurisdictions as of the date of this Indenture.

“Voting Stock” means equity interests of the Company entitling the holders thereof to vote generally in the election of members of the Board of Directors of the Company.

Section 1.02 Other Definitions

Term	Defined in Section
“Additional Amounts”	4.07
“Agent Members”	2.17
“Authentication Order”	2.04
“Covenant Defeasance”	8.05
“Event of Default”	6.01
“Global Security”	2.02
“Legal Defeasance”	8.04
“Paying Agent”	2.05
“Payment Default”	6.01
“Registrar”	2.05
“Securities Register”	2.09

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture securityholder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities of any Series and the Guarantees means the Company and any Guarantors, respectively, and any successor obligor upon the Securities of any Series and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) “or” is not exclusive;

(c) words in the singular include the plural, and in the plural include the singular;

(d) “will” shall be interpreted to express a command;

(e) provisions apply to successive events and transactions; and

(f) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

SECURITIES

Section 2.01 Form and Dating.

The Securities of each Series will be substantially in the form (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors and set forth in an Officer’s Certificate of the Company or in one or more indentures supplemental hereto, and any Guarantee by any Guarantor endorsed on or attached to any Security issued pursuant to this Indenture shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to such a resolution of such applicable Guarantor’s Board of Directors and set forth in an Officer’s Certificate of such Guarantor, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto (the provisions of which shall be appropriate to reflect the terms of each Series of Securities and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture or any indenture supplemental hereto, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the Officers executing such Securities as evidenced by their execution of the Securities); provided, however, that the form of any Security that is designated as a Term Note shall be substantially in the form of Exhibit A hereto or as may be determined from time to time pursuant to Sections 2.01 and 2.04 hereof.

The definitive Securities, and any Guarantee endorsed thereon or attached thereto, shall be printed, or may be produced in any other manner, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities and, if any such Guarantee is executed by a Guarantor, by the Officers of such Guarantor executing such Guarantee, as evidenced by their execution of any such Guarantee.

The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

as Trustee
By:
Authorized Officer

If at any time there shall be an authenticating agent appointed with respect to any Series of Securities, then the Trustee’s Certificate of Authentication to be borne by the Securities of each such Series shall be substantially as follows:

This is one of the Securities referred to in the within-mentioned Indenture.

as authenticating agent

By:
Authorized Officer

Anything herein to the contrary notwithstanding, there shall be no requirement that any Security have endorsed thereon or attached thereto a Guarantee or a notation of a Guarantee, but such a Guarantee or notation of a Guarantee may be endorsed thereon or attached thereto as contemplated by this Section 2.01.

Section 2.02 Amount Unlimited; Issuable in Series.

The Securities may be issued in one or more Series. There shall be established certain terms in or pursuant to a resolution of the Board of Directors and set forth in an Officer’s Certificate of the Company, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series; provided, that, in connection with the establishment pursuant to a resolution of the Board of Directors of the initial Tranche of Securities of a particular Series, such Officer’s Certificate may provide that the terms of subsequent Tranches of the same Series of Securities, if the terms thereof are established pursuant to such a resolution of the Board of Directors, may be evidenced by the delivery by an Officer to the Trustee of a pricing supplement with respect to such Tranche, and such Officer’s Certificate shall be deemed to be delivered, together with such pricing supplement, as of the date of delivery of such pricing supplement to the Trustee, and the Trustee shall be protected (subject to Section 7.01 of this Indenture) in relying on such documents until such Officer’s Certificate is expressly superseded or revoked. The terms of any Series of Securities to be established in or pursuant to a resolution of the Board of Directors or established in one or more indentures supplemental hereto include, together with any other terms as are not expressly prohibited in this Indenture, the following:

(a) the title and ranking of the Securities of the Series (which title shall distinguish the Securities of the Series from all other Securities issued by the Company);

(b) any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Sections 2.09, 2.10 or 2.13 or Article 3);

(c) if other than 100% of its aggregate principal amount, the percentage of the aggregate principal amount at which the Securities of the Series will be offered;

(d) the date or dates (whether fixed or extendable) on which the principal and premium, if any, of the Securities of the Series is payable;

(e) the rate or rates, which may be fixed or variable, at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months and the record dates for the determination of Holders to whom interest is payable;

(f) any provisions relating to the issuance of the Securities of the Series at an Original Issue Discount;

(g) the place or places where the principal and premium, if any, of and interest on Securities of the Series shall be payable (if other than as provided elsewhere in this Indenture);

(h) whether any of such Securities are to be redeemable at the option of the Company, and if so, the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the Series may be so redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

(i) if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the Securities of the Series which shall be payable upon declaration of acceleration of the maturity date thereof pursuant to Section 6.02 or provable in bankruptcy pursuant to Section 6.09;

(j) if other than currency of the United States of America, the currency or currencies, including composite currencies, in which the principal of or any premium or interest on the Securities of the Series shall be payable and the manner of determining the equivalent of such amount in U.S. Dollars is to be determined for any purpose, including for the purpose of determining the principal amount of such Series deemed to be outstanding at any time;

(k) the obligation, if any, of the Company to redeem, purchase or repay Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof (including the Survivor’s Option and the terms and conditions thereof), and the price or prices, at which, and the period or periods within which, and the terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation (including, without limitation, the terms or method of payment thereof if other than cash), and any provision for the remarketing of the Securities;

(l) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the Series shall be issuable;

(m) whether the Securities of the Series will be certificated and, if so, the form of the Securities, including such legends as required by law or as the Company deems necessary or appropriate, the form of any temporary global security which may be issued;

(n) whether Securities of the Series are issuable in Tranches;

(o) if other than the Trustee, any trustees, authenticating or Paying Agents, transfer agents or registrars or any other agents with respect to the Securities of such Series;

(p) if the Securities of such Series do not bear interest, the applicable dates for purposes of Section 4.01 hereof;

(q) any addition to, deletion of or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

(r) if the amount of payments of principal of, and make-whole amount, if any, and interest on, the Securities of the Series may be determined with reference to an index, the manner in which such amounts shall be determined;

(s) any deletions from, modifications of or additions to any other affirmative or negative covenants with respect to the Securities of such Series;

(t) whether the Securities of such Series shall be issued in whole or in part in the global form of one or more Securities (a “Global Security”) and in such case, (i) the Depositary for such Securities, which Depositary must be a clearing agency registered under the Exchange Act; (ii) the circumstances under which any such Global Securities may be exchanged for Global Securities registered in the name of, and under which any transfer of such Global Securities may be registered in the name of, any Person other than such Depositary or its nominee, if other than as set forth in Section 2.17; and (iii) any other provisions regarding such Global Securities which provisions may be in addition to or in lieu of, in whole or in part, the provisions of Section 2.17;

(u) whether the Securities of the Series, in whole or in specified part, will not be defeasible pursuant to Section 8.04 or 8.05, or both such Sections, and, if the Securities may be defeased, in whole or in specified part, pursuant to either or both such Sections, any provisions to permit a pledge of obligations other than Government Securities (or the establishment of other arrangements) to satisfy the requirements of Section 8.06 for defeasance of the Securities and, if other than by a resolution of the Board of Directors of the Company, the manner in which any election by the Company to defease the Securities will be evidenced;

(v) if the Securities of such Series are to be guaranteed by any Guarantors, the names of any Guarantors of the Securities of such Series and the terms of the Guarantees of the Securities of such Series, including any deletions from, or modifications of or additions to, the provisions of Article 10 or any other provisions of this Indenture in connection therewith;

(w) whether the Securities of such Series are to be secured by any property, assets or other collateral and, if so, the applicable collateral, any deletions from, modifications of or additions to the provisions of Article 11; and

(x) any other terms or conditions upon which the Securities of the Series are to be issued (which terms shall not be inconsistent with the provisions of this Indenture).

If the Securities of any Series are to be guaranteed by any Guarantor pursuant to Article 10, there shall be established in or pursuant to one or more resolutions of such Guarantor’s Board of Directors and set forth in an Officer’s Certificate of such Guarantor, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities, the terms of the Guarantee by such Guarantor with respect to such Securities, which terms may differ from those set forth in Article 10.

All Securities of any one Series shall be substantially identical except as to denomination, except as provided in the immediately succeeding paragraph, and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors of the Company or in any such indenture supplemental hereto. All Securities of any one Series need not be issued at the same time, and unless otherwise provided, a Series may be reopened, without the consent of the Holders, for issuances of additional Securities of such Series or to establish additional terms of such Series of Securities (which additional terms shall only be applicable to unissued or additional Securities of such Series).

Each Series may be issued in one or more Tranches. Except as provided in the foregoing paragraph, all Securities of a Tranche shall have the same issue date, maturity date, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, the same issue price.

If any of the terms of the Securities of any Series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at the same time as or prior to the delivery of the Officers’ Certificate setting forth the terms of the Series; provided, that in connection with a particular Series of Securities, the Trustee shall be entitled to receive such certification only at or before the time of the first request of the Company to the Trustee to authenticate a Tranche of such Series and the Trustee shall be protected (subject to Section 7.01 of this Indenture) in relying on such document in authenticating Tranches of Securities of such Series until such document is superseded or revoked. Insofar as is consistent with the terms of this Indenture, the issuance and administration of Securities issued hereunder (including with respect to the Survivor’s Option) shall be governed by the Administrative Procedures.

Section 2.03 Execution of Securities and Guarantees.

At least one Officer must sign the Securities and, if any Guarantee is to be endorsed on or attached to any Securities, and if such Guarantee provides for the execution thereof by the applicable Guarantor (it being understood and agreed that any such Guarantee may, but need not, provide for execution by the applicable Guarantor), such Guarantee, for the Company or such Guarantor, as applicable, by manual or facsimile signature. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security or any Guarantee that has been duly authenticated and delivered by the Trustee. If an Officer whose signature is on a Security or any Guarantee no longer holds that office at the time a Security or any Guarantee, if any, is authenticated, the Security or any Guarantee will nevertheless be valid. A Security or any Guarantee will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Security or any Guarantee has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate any Securities or any Guarantees, if any. An authenticating agent may authenticate Securities or any Guarantees, if any, whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.04 Authentication and Delivery of Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series, together with, if the terms of such Securities provide for the endorsement thereon or attachment thereto of any Guarantees by any Guarantors, such Guarantees endorsed thereon or attached thereto and, if such terms so provide, executed by such Guarantors, to the Trustee for authentication, together with the applicable documents referred to below in this Section 2.04, and the Trustee shall thereupon authenticate and deliver such Securities with any such Guarantees endorsed thereon or attached thereto, to or upon the written order of the Company or such Guarantors, signed by any Officer of the Company, and if applicable, such Guarantors (an “Authentication Order”), or in accordance with procedures acceptable to the Trustee and set forth in a previously received Authentication Order and Administrative Procedures, without any further action by the Company. Among other things, such procedures may specify that instructions to the Trustee as to the authentication and delivery of Securities may be (i) given on behalf of the Company by any of its authorized agents and/or (ii) provided pursuant to electronic instructions via e-mail or otherwise, and in each case the Trustee may (subject to Section 7.01 of this Indenture) conclusively rely on such instructions as if given by the Company until such Authentication Order is expressly revoked by a subsequent Authentication Order. Notwithstanding the foregoing, the Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. In authenticating such Securities appertaining thereto, with any such Guarantees endorsed thereon or attached thereto, and accepting the additional responsibilities under this Indenture in relation to such Securities and Guarantees, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon:

(a) an Authentication Order;

(b) a certified copy of any resolution or resolutions of the Company’s Board of Directors or any Guarantor’s Board of Directors authorizing the action taken pursuant to the resolution or resolutions delivered under clause (b) of this Section 2.04;

(c) a copy of any resolution or resolutions of the Company’s Board of Directors relating to such Series or any resolution or resolutions of each applicable Guarantor’s Board of Directors relating to such Guarantor’s Guarantee, in each case, certified by the secretary or an assistant secretary of the Company or Guarantor, as applicable;

(d) an executed supplemental indenture, if any;

(e) an Officer’s Certificate of the Company setting forth the form and terms of the Securities of such Series as required pursuant to Sections 2.01 and 2.02, respectively, and prepared in accordance with Sections 12.04 and 12.05;

(f) an Officer’s Certificate of each applicable Guarantor setting forth the form and terms of such Guarantor’s Guarantee of such Series as required pursuant to Sections 2.01 and 2.02, respectively, and prepared in accordance with Sections 12.04 and 12.05;

(g) at the option of the Company, either an Opinion of Counsel, prepared in accordance with Sections 12.04 and 12.05, or a letter addressed to the Trustee allowing the Trustee to rely on an Opinion of Counsel (attaching a copy of such Opinion of Counsel), substantially to the effect that:

(1) the form or forms and terms of such Securities have been established by or pursuant to a resolution of the Board of Directors of the Company or by a supplemental indenture as permitted by Sections 2.01 and 2.02 in conformity with the provisions of this Indenture; and

(2) such Securities have been duly authorized, and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(h) at the option of each applicable Guarantor, either an Opinion of Counsel, prepared in accordance with Sections 12.04 and 12.05, or a letter addressed to the Trustee allowing the Trustee to rely on an Opinion of Counsel (attaching a copy of such Opinion of Counsel), substantially to the effect that:

(1) the form or forms and terms of such Guarantor’s Guarantee, if any, have been duly established by or pursuant to a resolution of such Guarantor’s Board of Directors or by a supplemental indenture as permitted by Sections 2.01 and 2.02 in conformity with the provisions of this Indenture; and

(2) such Guarantee, if any, has been duly authorized, and, when such Securities with such Guarantee endorsed thereon or attached thereto are authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Guarantee will constitute a valid and binding obligation of such Guarantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

provided, however, that in the case of any Series issuable in Tranches, if the Trustee has previously received the documents referred to in Section 2.04(a)-(g) with respect to such Series, the Trustee shall authenticate and deliver Securities of such Series executed and delivered by the Company and, if required, any Guarantor of any Guarantee endorsed thereon or attached thereto, for original issuance upon receipt by the Trustee of an Authentication Order.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such Securities may not lawfully be issued by the Company, or, if the terms of such Securities provide for the endorsement thereon or attachment thereto of any Guarantees by any Guarantors, that any such Guarantee may not lawfully be made, or if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under this Indenture in a manner not reasonably acceptable to the Trustee, determined by the Trustee in its sole discretion.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.14, together with a written statement (which need not comply with Sections 12.04 and 12.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.05 Registrar and Paying Agent.

The Company will maintain an office or agency where Securities may be presented for registration of transfer or for exchange pursuant to Section 2.09 hereof (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to any Global Securities.

Section 2.06 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of the Securities of any Series or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, and interest on, if any, the Securities of any Series and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders of the Securities of any Series all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Securities of any Series.

Section 2.07 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).

Section 2.08 Denomination and Date of Securities; Payments of Interest.

The Securities of any Series shall be issuable in definitive registered form without coupons and in such denominations as shall be specified as contemplated by Section 2.02. In the absence of any such specification with respect to the Securities of any Series, the Securities of such Series shall be issuable in denominations of $1,000 and any multiple thereof, and interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Securities of any Series shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

Each Security shall be dated the date of its authentication, shall bear interest from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.02.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for the payment of such interest.

The term “record date” as used with respect to any interest payment date (except for a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any Series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the close of business on the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the close of business on the first day of such calendar month, whether or not such record date is a Business Day.

Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any interest payment date (called “defaulted interest” for the purpose of this Section 2.08) shall forthwith cease to be payable to the registered Holder on the relevant record date by virtue of his or her having been such Holder; and such defaulted interest may be paid by the Company, at its election in each case, as provided in clause (a) or clause (b) below:

(a) The Company may elect to make payment of any defaulted interest to the Persons in whose names any such Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such defaulted interest in respect of Securities of such Series which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be sent to each Holder at his or her address as it appears in the Security register, not less than 10 days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been sent as aforesaid, such defaulted interest in respect of Securities of such Series shall be paid to the Person in whose names such Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any defaulted interest on the Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that Series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.08, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.09 Transfer and Exchange.

(a) Transfer and Exchange of Securities.

(1) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Sections 2.05 and 4.02 being herein sometimes collectively referred to as the “Securities Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Registrar” for the purposes of registration and transfer of Securities as herein provided.

(2) Upon surrender for registration of transfer of any Securities of any Series at an office or agency of the Company designated pursuant to Sections 2.05 and 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such Series of any authorized denominations, of a like aggregate principal amount.

(3) At the option of the Holder, Securities of any Series may be exchanged for other Securities of the same Series, of any authorized denominations, of a like aggregate principal amount, upon surrender of the Securities of such Series to be exchanged at such office or agency, and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(b) General Provisions Relating to Transfers and Exchange.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee with authenticate, Securities upon receipt of an Authentication Order in accordance with Section 2.04 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 2.13 and 9.06 and Article 3 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(4) Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company, any applicable Guarantor or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

(5) All Securities issued upon any registration of transfer or exchange will be the valid obligations of the Company, evidencing the same debt, and shall be entitled to the same benefits under this Indenture and the applicable Guarantees, as the Securities surrendered upon such registration of transfer or exchange.

(6) Neither the Registrar nor the Company will be required to:

(A) issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities of such Series for redemption under Article 3 hereof and ending at the close of business on the day of selection;

(B) register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C) register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

(7) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(8) The Trustee will authenticate Securities in accordance with Section 2.04 hereof.

(9) Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

(10) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.09 to effect a registration of transfer or exchange may be submitted by facsimile or electronic transmission.

Section 2.10 Replacement Securities.

If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security of the same Series, bearing a number not contemporaneously outstanding, if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder thereof that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

Upon the issuance of any replacement Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a replacement Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities of the same Series duly issued hereunder.

Section 2.11 Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.11 as not outstanding. Except as set forth in Section 2.12 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.10 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.12 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of such Series have concurred in any direction, waiver or consent, Securities of such Series owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities of such Series that the Trustee knows are so owned will be so disregarded.

Section 2.13 Temporary Securities.

Until certificates representing the Securities are ready for delivery the Company, and, if applicable, any applicable Guarantors, may prepare and execute, and the Trustee, upon receipt of an Authentication Order, will authenticate and deliver, temporary Securities for such Series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any Series may be issued in any authorized denomination and substantially in the form of the definitive Securities of such Series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company, and, if applicable, any applicable Guarantors, and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay, the Company, and, if applicable, any applicable Guarantors, shall execute and shall furnish definitive Securities of such Series, and thereupon temporary Securities of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Sections 2.05 and 4.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such Series a like aggregate principal amount of definitive Securities of the same Series of authorized denominations.

Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

Section 2.14 Cancellation.

The Company at any time may deliver Securities of such Series to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Securities of such Series surrendered to them for registration of transfer, exchange or payment. The Trustee, and no one else, will cancel all Securities of such Series surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of the canceled Securities of such Series held by it following its customary procedures (subject to the record retention requirement of the Exchange Act). A certificate of disposition of all canceled Securities of such Series will be delivered to the Company upon written request. The Company may not issue new Securities of such Series to replace Securities of such Series that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.15 Additional Securities; Additional Term Notes.

The Company may, from time to time, without the consent of the Holders of Securities of any Series, issue additional Securities in a new Tranche of the Series known as Term Notes, and each such new Tranche of Term Notes shall have a separate CUSIP, ISIN and/or Common Code number, as applicable. The Company may also, from time to time, issue additional Term Notes in respect of an existing Tranche of Term Notes; provided, however, that such additional Term Notes must be fungible with any Tranche of Term Notes to which they are being added for U.S. federal income tax purposes or must be issued under a different CUSIP, ISIN and/or Common Code number, as applicable.

Any Term Notes issued as part of the Series of Securities designated as Term Notes, in as many Tranches as may be constituted thereunder, together with any other Term Notes, will form a part of and constitute a single Series of Securities under the Indenture and shall be included in the definition of “Securities” in the Indenture where the context requires.

Section 2.16 CUSIP Numbers and Other Identifying Numbers.

The Company in issuing the Securities may use “CUSIP” and other identifying numbers (if then generally in use), and, if so, the Trustee shall use numbers in notices of redemption and other notices to the Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or other notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or other matter to which such notice applies shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP or other numbers.

Section 2.17 Book-Entry Provisions for Global Security.

(a) Any Global Security of a Series initially shall (1) be registered in the name of the Depositary or the nominee of such Depositary, (2) be delivered to the Trustee as Custodian for such Depositary and (3) bear any required legends. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its Custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) Transfers of any Global Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for definitive Securities in accordance with the rules and procedures of the Depositary. Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security only if (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (2) an Event of Default has occurred and is continuing.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to clause (b) of this Section 2.17, the Registrar shall (if one or more definitive Securities are to be issued) reflect on the Securities Register the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive Securities of like tenor and amount.

(d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to clause (b) of this Section 2.17, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of definitive Securities of authorized denominations.

(e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such Series.

Section 2.18 Interest Act (Canada).

For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest is made payable hereunder or in the Securities of any Series at any rate or percentage for or based on a period of 360 days, the yearly rate or percentage of interest to which such rate or percentage of interest is equivalent is the rate or percentage stipulated herein or in the Securities multiplied by the actual number of days in the calendar year and divided by 360. The foregoing sentence is for disclosure purposes only and shall not otherwise affect the terms of this Indenture or the Securities. To the extent that the Interest Act (Canada) is applicable, all interest which accrues under this Indenture on the Securities shall be calculated by the Company or any dealer manager using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

ARTICLE 3

REDEMPTION

Section 3.01 Applicability of Article.

Securities of any Series which are redeemable before their stated maturity shall be redeemable in accordance with their terms and (except as otherwise specified, as contemplated by Section 2.02 for Securities of any Series) in accordance with this Article 3; provided, however, that if any provision of any such Security shall conflict with any provision of this Article 3, the provision of such Security of such Series shall govern.

Section 3.02 Election to Redeem.

The right of the Company to elect to redeem any Securities of any Series shall be set forth in the terms of such Securities of such Series established in accordance with Section 2.02. In the case of any redemption of Securities of such Series prior to the expiration of any restriction on such redemption provided in the terms of such Securities of such Series or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 3.03 Notices to Trustee.

If the Company elects to redeem Securities of any Series pursuant to this Indenture or the terms of the Securities of any Series established pursuant to Section 2.02 hereof, it must furnish to the Trustee, at least 45 days before the redemption date of any redemption permitted hereunder, an Officer’s Certificate setting forth:

(a) the clause of this Indenture, of any resolution of the Board of Directors or Officer’s Certificate establishing the Securities of any Series or of any indenture supplemental hereto pursuant to which the redemption shall occur;

(b) the redemption date;

(c) the principal amount of Securities of any Series to be redeemed; and

(d) the redemption price.

Section 3.04 Selection of Securities to Be Redeemed.

If less than all of the Securities of any Series are to be redeemed at any time, the Trustee will select Securities of such Series for redemption by such method as may be specified by the terms of such Securities of such Series or, if no such method is so specified, by such method as the Trustee shall deem appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities of such Series, unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption, the particular Securities of any Series to be redeemed will be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities of such Series not previously called for redemption.

The Trustee will promptly notify the Company in writing of the Securities of such Series selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities of such Series and portions of such Securities selected will be in multiples equal to the minimum authorized denomination for Securities of such Series. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities of any Series called for redemption also apply to portions of such Securities called for redemption.

Section 3.05 Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company will send or cause to be sent a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article 8 hereof.

The notice will identify the Securities to be redeemed and will state:

(a) the redemption date;

(b) the redemption price;

(c) if any Securities of any Series is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities of the same Series and in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Security;

(d) the name and address of the Paying Agent;

(e) that Securities of any Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case;

(g) that, unless the Company defaults in making such redemption payment, interest on Securities of any Series called for redemption ceases to accrue on and after the redemption date;

(h) the paragraph of the Securities and/or Section of this Indenture, of any resolution of the Board of Directors or Officer’s Certificate establishing the Securities of any Series or of any indenture supplemental hereto pursuant to which the Securities of such Series called for redemption are being redeemed; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities of such Series.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or a shorter period as agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.06 Effect of Notice of Redemption.

Subject to the next succeeding sentence, once notice of redemption is sent as provided in Sections 3.05 and 12.02, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. Except as otherwise provided in any indenture supplemental hereto, a resolution of the Board of Directors of the Company or Officer’s Certificate for a Series, a notice of redemption may be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

Section 3.07 Deposit of Redemption Price.

Not later than 10:00 a.m. New York City time on the redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest, if any, on all Securities of such Series to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on all Securities of such Series to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Securities of such Series or the portions thereof called for redemption, any Guarantees endorsed thereon or attached thereto shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities or Guarantees except the right to receive the redemption price and unpaid interest to the date fixed for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities of such Series and Section 4.01 hereof.

Section 3.08 Securities Redeemed or Purchased in Part.

Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.09 Survivor’s Option.

If so specified in any Security, the representative of a beneficial owner of such Security shall have the option to elect repayment or repurchase of such Security following the death of the beneficial owner of such Security (the “Survivor’s Option”). The terms of any such Survivor’s Option shall be specified by the Company pursuant to Section 2.02 hereof and set forth in the terms of the applicable Security. Exercise of the Survivor’s Option for Securities of any Series shall be made in accordance with such terms and this Section 3.09; provided, however, that if any provision of a Series of Securities conflicts with any provision of this Section 3.09, the provision of such Series of Securities shall govern.

Pursuant to the valid exercise of the Survivor’s Option, the Company shall repay or repurchase any Security (or portion thereof) properly tendered for repayment or repurchase by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased beneficial owner of a Security under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or surviving joint owner with such deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial interest in such Security plus accrued interest to the date of such repayment or repurchase (or at a price equal to the Amortized Face Amount for Original Issue Discount Securities and Zero-Coupon Securities on the date of such repayment or repurchase), subject to any limitations set forth with respect to such Survivor’s Option with respect to aggregate exercises of Survivor’s Options in any year or on behalf of any one deceased beneficial owner (each, a “Put Limitation”). Any Security (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn.

Each Security (or portion thereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted in the order all such Securities are received by the Trustee, except for any Security (or portion thereof) the acceptance of which would contravene a Put Limitation, if any. If, as of the end of any calendar year, the aggregate principal amount of Securities (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded a Put Limitation, if any, any exercise(s) of the Survivor’s Option with respect to Securities (or portions thereof) not accepted during such calendar year because such acceptance would have contravened such Put Limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Securities (or portions thereof) were originally tendered. Any Security (or portion thereof) accepted for repayment or repurchase pursuant to exercise of the Survivor’s Option shall be repaid or repurchased pursuant to the terms set forth in such Security. In the event that a Security (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice, by first-class mail to the registered holder thereof at its last known address as indicated in the Security register, that states the reason such Security (or portion thereof) has not been accepted for payment.

In order for a Survivor’s Option to be validly exercised with respect to any Security (or portion thereof), the Trustee must receive from the Representative of the deceased beneficial owner (i) a written request for repayment or repurchase signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or FINRA, or a commercial bank or trust company having an office or correspondent in the United States; (ii) tender of a Security (or portion thereof) to be repaid or repurchased; (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the beneficial owner of the Security at the time of death and his or her interest in the Term Note was acquired by the deceased beneficial owner at least six months prior to the request for repayment; (B) the death of such beneficial owner has occurred and the date of death, (C) the Representative has authority to act on behalf of the deceased beneficial owner, and (D) any other conditions applicable to such Survivor’s Option have been satisfied; (iv) if applicable, a properly executed assignment or endorsement; (v) if the interest in such Security is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased’s beneficial ownership of such Security; (vi) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Securities and the claimant’s entitlement to payment; and (vii) any additional information the Trustee requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment or repurchase of the Securities. Subject to the Company’s right hereunder with respect to any Put Limitation, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee, after consultation with the Company, which determination shall be final and binding on all parties. The forms associated with exercise of the Survivor’s Option are the “Option to Elect Repayment,” “Survivor’s Option Rider to the Note” (Exhibit B) and an “Early Withdrawal Election Form” (Exhibit C). These forms will be attached to any Term Notes issued with a Survivor’s Option, and the forms will be substantially in the forms attached as exhibits to this Indenture.

For Securities represented by a Global Security, the Depositary or its nominee shall be the holder of such Security and therefore shall be the only entity that can exercise the Survivor’s Option for such Security. To obtain repayment or repurchase pursuant to exercise of the Survivor’s Option with respect to such Security, the Representative must provide to the broker or other entity through which the beneficial interest in such Security is held by the deceased beneficial owner (i) the items described in the preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Representative’s desire to obtain repayment or repurchase pursuant to exercise of the Survivor’s Option within one year of the date of death of the beneficial owner. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.

Section 3.10 Repayment Option.

If so specified in any Security, the beneficial owner of that Security shall have the option to elect repayment of such Security (the “Repayment Option”) upon delivery of an irrevocable notice of exercise of such option to the Company and the Trustee. Such notice shall be delivered at least 30, but no more than 60, days prior to the next Interest Payment Date proposed as the date for repayment. Repurchases of Securities upon exercise of the Repayment Option shall occur only on an Interest Payment Date. Unless otherwise specified in the Security, such repayment shall be paid at a price equal to 100% of the principal amount of the beneficial interest subject to such repayment, plus accrued interest to the date of such repayment. The Security may prescribe an alternate purchase price formula.

In order for a Repayment Option to be validly exercised with respect to any Security (or portion thereof), the Trustee must receive from the beneficial owner of such Security (i) a written request for repayment signed by the beneficial owner of such Security, with signature guaranteed by a member firm of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of the Security (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Trustee that such individual is the owner of a beneficial interest in such Security and (iv) if applicable, a properly executed assignment or endorsement.

For Securities represented by a Global Security, the Depository or its nominee shall be the holder of such Security and therefore shall be the only entity that can exercise the Repayment Option for such Security. To obtain repayment pursuant to exercise of the Repayment Option with respect to such Security, the beneficial owner of such Security must provide to the broker or other entity through which the beneficial interest in such Security is held by such beneficial owner (i) the documents described in clauses (i) and (iii) of the preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such beneficial owner’s desire to obtain repayment pursuant to exercise of the Repayment Option.

In addition, the beneficial owner shall provide the Trustee with such additional information and documentation as the Trustee shall reasonably request.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Securities.

The Company will pay or cause to be paid the principal of, premium on, if any, and interest on, if any, the Securities of each Series in accordance with the terms of the Securities of such Series established pursuant to Section 2.02 hereof and this Indenture, and shall take all measures reasonably necessary to ensure such payment by 12 P.M. New York City time on the applicable payment date; provided, that if a payment date is not a Business Day at a Place of Payment, payment may be made at that Place of Payment on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

Section 4.02 Maintenance of Office or Agency.

So long as any of the Securities remain outstanding, the Company will maintain for each Series an office or agency (which may be the office of the Trustee or any Affiliate of the Trustee, or the Registrar or any co-registrar) where: (a) the Securities may be presented for payment; (b) the Securities may be presented for registration of transfer and for exchange as provided in this Indenture; and (c) notices and demands to or upon the Company or any Guarantor in respect of the Securities or of this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.05 hereof.

Section 4.03 Reports.

(a) So long as any Securities are outstanding, the Company will furnish to the Holders and the Trustee (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that are required to be filed by the Company under the Exchange Act with the SEC on Forms 10-Q and 10-K; and

(2) all current reports that are required to be filed by the Company with the SEC on Form 8-K.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. The Company will at all times comply with TIA §314(a).

If the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in this Section 4.03(a) with the SEC within the time periods specified in the rules and regulations applicable to such reports for non-accelerated filers unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in this Section 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports (applicable to non-accelerated filers) with the SEC.

(b) The Company will be deemed to have furnished such reports to the Trustee and the Holders of Securities if it has filed such reports with the SEC using the EDGAR filing system and such reports are publicly available.

(c) Delivery of reports, information and documents to the Trustee under this Section 4.03 are for information purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04 Compliance Certificate.

(a) The Company and any Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating, as to each Officer signing such certificate, whether or not to the best of his or her knowledge and without personal liability the Company is in default in the performance and observance of any of the conditions or covenants hereof, and, if the Company shall be in default, specifying all such defaults and the nature thereof of which he or she may have knowledge and without personal liability. For purposes of this Section 4.04 such compliance shall be determined without regard to any period of grace or requirement of notice hereunder.

(b) So long as any of the Securities of such Series are outstanding, the Company will deliver to the Trustee, within 30 days of any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Appointment to Fill a Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee with respect to each Series of Securities hereunder.

Section 4.06 Paying Agents.

Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any Series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.06, that it will:

(a) hold all sums received by it as such Paying Agent for the payment of the principal of or interest on the Securities of such Series (whether such sums have been paid to it by the Company or by any Guarantor or other obligor on the Securities of such Series) in trust for the benefit of the Holders of the Securities of such Series or of the Trustee, and upon the occurrence of an Event of Default and upon the written request of the Trustee, pay over all such sums received by it to the Trustee,

(b) give the Trustee notice of any failure by the Company (or by any Guarantor or other obligor on the Securities of such Series) to make any payment of the principal of or interest on the Securities of such Series when the same shall be due and payable, and

(c) give the Trustee notice of any change of address of any Holder of which it is aware.

The Company will, on or prior to each due date of the principal of or interest on the Securities of such Series, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

If the Company shall act as its own Paying Agent with respect to the Securities of any Series, it will, on or before each due date of the principal of or interest on the Securities of such Series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such Series a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

Anything in this Section 4.06 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such Series by the Company or any Paying Agent hereunder, as required by this Section 4.06, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section 4.06 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.06 is subject to the provisions of Sections 8.07 and 8.08.

Section 4.07 Calculation of Original Issue Discount and Other Amounts.

The Company shall promptly, at the end of each calendar year, calculate the Original Issue Discount accrued on outstanding Securities as of the end of such year and shall determine whether the amount of Original Issue Discount qualifies for the de minimis exception rule as set forth in Section 1273(a)(3) of the Code. If such calculated amount does not qualify for the de minimis exception rule, then the Company shall subsequently file with the calculation agent (with a copy to the Trustee if the Trustee is not the calculation agent) no later than January 15th of each calendar year (a) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year, and (b) such other specific information relating to such Original Issue Discount as may then be relevant under the Code.

Section 4.08 Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or assume any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Term Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.09 Corporate Existence.

Subject to Article 5 of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company, and (ii) the rights (charter and statutory), licenses and franchises of the Company; provided that the company shall not be required to preserve any such right license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Term Notes.

Section 4.10 Additional Subsidiary Guarantees.

If any Restricted Subsidiary issues or guarantees any Triggering Indebtedness, then such Restricted Subsidiary shall execute a Subsidiary Guarantee; provided, that the Subsidiary Guarantee of any Restricted Subsidiary that becomes a Guarantor under this Section shall be automatically discharged and released as provided under Section 10.05 of this Indenture. The foregoing covenant shall terminate upon the occurrence of a Guarantee Termination Event.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Company shall not consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Securities and this Indenture by supplemental indenture, executed and delivered to the Trustee by such Person; and

(3) immediately after such transaction, no Default or Event of Default has occurred and is continuing.

(b) This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries or any merger or consolidation of the Company (1) with or into one of its Subsidiaries for any purpose, or (2) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest on, if any, the Securities of such Series except in the case of a sale of all or substantially all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

Section 5.03 Opinion of Counsel Delivered to Trustee.

The Trustee, subject to the provisions of Sections 5.01 and 5.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

In case one or more of the following events of default (unless it is either inapplicable to a particular Series or it is specifically deleted from or modified in the instrument establishing such Series and the form of Security for such Series) shall have occurred and be continuing with respect to any Series of Securities (an “Event of Default”):

(a) default for 30 days in the payment when due of interest, if any, on, any Security of such Series;

(b) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, any Security of such Series, and continuance of such default for three Business Days;

(c) failure by the Company to comply with any of the covenants or agreements (other than a covenant or agreement in respect of the Securities of such Series a default of whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) of the Company in this Indenture or the Securities of such Series for 90 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of all Series then outstanding affected by such failure to comply;

(d) the Company, or any applicable Guarantor, pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case;

(2) consents to the entry of an order for relief against it in an involuntary case;

(3) consents to the appointment of a custodian of it or for all or substantially all of its property;

(4) makes a general assignment for the benefit of its creditors; or

(5) admits in writing that it generally is not paying its debts as they become due;

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 consecutive days and that:

(1) is for relief against the Company or any applicable Guarantor in an involuntary case;

(2) appoints a custodian of the Company or any applicable Guarantor for all or substantially all of the property of the Company or any applicable Guarantor; or

(3) orders the liquidation of the Company or any applicable Guarantor;

(f) except as permitted by this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee; or

(g) any other Event of Default provided in the supplemental indenture or resolution of the Board of Directors of the Company under which such Series of Securities is issued or in the form of Security for such Series.

The Events of Default specified in clauses (a) or (b) of this Section 6.01 are referred to herein as a “Payment Default”.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (d) or (e) of Section 6.01 hereof, all outstanding Securities of such Series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to the Securities in any particular Series, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities of such Series may declare the principal amount of all the Securities (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) of such Series to be due and payable immediately.

Upon any such declaration, the Securities of such Series shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series by written notice to the Trustee may, on behalf of all of the Holders of all the Securities of such Series, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, and interest, if any, on the Securities of such Series that has become due solely because of the acceleration) have been cured or waived. Holders of the Securities of such Series shall not enforce this Indenture or the applicable Securities of such Series except as provided in this Indenture or in any resolution of the Board of Directors of the Company or Officer’s Certificate establishing the Securities of such Series or in any indenture supplemental hereto. The Trustee may withhold from Holders of the Securities such notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities), premium on, if any, and interest on, if any ((or, with respect to Original Issue Discount Securities, at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption or acceleration of such Series, as the case may be), the Securities of such Series so affected or to enforce the performance of any provision of the Securities of such Series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of such Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of any Securities of such Series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series by written notice to the Trustee may, on behalf of the Holders of all of the Securities of such Series, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Payment Default; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of each Series so affected may rescind any declaration of acceleration and its consequences, including any related Payment Default that resulted from such acceleration. In the case of any such waiver, the Company, any applicable Guarantors, the Trustee, and the Holders of the Securities of such Series shall be restored to their former positions and rights hereunder, respectively. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Securities of each Series affected (with each Series treated as a separate class) may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of the Securities of such Series so affected or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

No Holder of any Securities of such Series so affected may pursue any remedy with respect to this Indenture or the Securities of such Series unless:

(a) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(b) Holders of at least 25% in aggregate principal amount of the then outstanding Securities of each Series so affected make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with such request within 60 days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and

(e) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Securities of each Series so affected do not give the Trustee a direction inconsistent with such request.

A Holder of any Securities of such Series may not use this Indenture to prejudice the rights of another Holder of Securities of such Series or to obtain a preference or priority over another Holder of Securities of such Series.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of any Securities to receive payment of principal of, premium on, if any, and interest on, if any, such Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection of Indebtedness and Suit for Enforcement by Trustee.

The Company covenants that if a Payment Default occurs and is continuing then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Securities of such Series, the whole amount of principal of (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities), premium on, if any, and interest, if any, remaining unpaid on, the Securities of such Series so affected and interest on overdue principal, if any, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

In case the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon such Securities of such Series and collect in the manner provided by law out of the property of the Company or any other obligor upon such Securities of such Series wherever situated the moneys adjudged or decreed to be payable.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities of each Series so affected allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities of such Series so affected), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that such Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any such Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such Series so affected or the rights of any such Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: to the Company or any applicable Guarantor, as the case may be.

The Trustee may fix a record date and payment date for any payment to Holders of Securities of such Series pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of Securities of each Series so affected pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities of such Series.

Section 6.12 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of clause (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee and any capacity the Trustee may serve hereunder is subject to clauses (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Securities of any Series, unless such Holders have offered to the Trustee reasonable security and written indemnity satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any Series unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to any Securities of any Series unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default; or (2) written notice of such Default or Event of Default shall have been given to the Corporate Trust Office of the Trustee by the Company or any other obligor on the Securities of such Series or by any Holder of the Securities of such Series, such notice specifically identifying this Indenture and the Securities of a particular Series.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Securities shall be conclusive and binding upon all future Holders of Securities and upon Securities executed and delivered in exchange therefore or in place thereof.

(k) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and power or otherwise in respect of this Indenture.

(l) Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

(m) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities of any Series and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities of any Series, it shall not be accountable for the Company’s use of the proceeds from the Securities of any Series or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Securities of any Series or any other document in connection with the sale of the Securities of any Series or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will send to Holders of Securities of any Series so affected a notice of the Default or Event of Default within 90 days after it obtains knowledge of the Default or Event of Default. Except in the case of a Payment Default with respect to any Securities of any Series so affected, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities of such Series so affected. In the case of any Default or Event of Default specified in clause (c) of Section 6.01 hereof, no notice to Holders shall be given until at least 30 days has elapsed following the occurrence thereof.

Section 7.06 Reports by Trustee to Holders of the Securities.

(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities of any Series remain outstanding, the Trustee will send to the Holders of the Securities of such Series a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b). The Trustee will also transmit by mail all reports as required by TIA §313(c).

(b) A copy of each report at the time of its being sent to the Holders of Securities of such Series will be sent by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Securities of such Series are listed in accordance with TIA §313(d). The Company will promptly notify the Trustee when the Securities of such Series are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee and each predecessor Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except for any such disbursement, advance or expense as may be attributable to its negligence or willful misconduct (as determined by a final non-appealable decision of a court of competent jurisdiction). Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee and Agents and their respective officers, directors, employees, representatives and agents and each predecessor Trustee (each an “Indemnified Party”) against any and all losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim (whether asserted by the Company or any Holder of Securities of any Series or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to their negligence or willful misconduct (as determined by a final non-appealable decision of a court of competent jurisdiction). An Indemnified Party shall notify the Company promptly of any claim for which it may seek indemnity. Failure by an Indemnified Party to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and an Indemnified Party shall cooperate in the defense. An Indemnified Party may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or, with respect to any Person acting as Trustee under this Indenture, the earlier resignation or removal of such Trustee.

(d) To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities of that Series.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or (e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA §313(b) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee with respect to one or more or all Series of Securities and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign with respect to one or more or all Series of Securities in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series may remove the Trustee with 30 days prior written notice with respect to the Securities of such Series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to one or more or all Series of Securities if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to one or more Series of Securities, the Company shall promptly appoint a successor Trustee with respect to such Series of Securities. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series may appoint a successor Trustee with respect to such Series of Securities to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Series of Securities.

(e) If the Trustee, after written request by any Holder of Securities of such Series who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee with respect to such Series of Securities and the appointment of a successor Trustee.

(f) A successor Trustee with respect to such Series of Securities will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture with respect to such Series of Securities. The successor Trustee will send a notice of its succession to Holders of Securities of such Series. The retiring Trustee will promptly transfer all property held with respect to such Series of Securities by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers or sells all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $25.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

Section 7.12 Right of Trustee to Rely on Officer’s Certificate, etc.

Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

ARTICLE 8

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01 Satisfaction and Discharge of Indenture.

This Indenture shall, upon Company Order or Guarantor Order, cease to be of further effect (except as hereinafter provided in this Section 8.01), and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either:

(1) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(2) all such Securities not theretofore delivered to the Trustee for cancellation:

(A) have become due and payable;

(B) will become due and payable at their stated maturity within one year;

(C) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; or

(D) are deemed paid and discharged pursuant to Section 8.04, as applicable;

and the Company or any Guarantor(s), in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient (as determined by the Company) for the purpose of paying and discharging the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

(b) the Company or any Guarantor(s) have paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company or any Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section 8.01, the provisions of Sections 2.05, 2.09, 8.02 and 8.08 shall survive.

Section 8.02 Application of Trust Funds; Indemnification.

(a) Subject to the provisions of Section 8.08, all money deposited with the Trustee pursuant to Section 8.01, all money and Government Securities deposited with the Trustee pursuant to Section 8.04 or 8.05 and all money received by the Trustee in respect of Government Securities deposited with the Trustee pursuant to Section 8.03 or 8.04, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.04 or 8.05.

(b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Securities deposited pursuant to Sections 8.04 or 8.05 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c) The Trustee shall deliver or pay to the Company or the relevant Guarantor(s), as applicable, from time to time upon Company Order or Guarantor Order, as applicable, any Government Securities or money held by it as provided in Sections 8.04 or 8.05 which, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such Government Securities or money were deposited or received. This provision shall not authorize the sale by the Trustee of any Government Securities held under this Indenture.

Section 8.03 Option to Effect Legal Defeasance or Covenant Defeasance.

If, pursuant to Section 2.02, provision is made for either or both of (a) defeasance of the Securities of a Series under Section 8.04 or (b) covenant defeasance of the Securities of a Series under Section 8.05, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article 8, shall be applicable to the Securities of such Series, and the Company may at its option at any time with respect to the Securities of such Series, elect to have either Section 8.04 (if applicable) or Section 8.05 (if applicable) be applied to the outstanding Securities of any Series upon compliance with the conditions set forth below in this Article 8.

Section 8.04 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.03 hereof of the option applicable to this Section 8.04, the Company and each Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.06 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities of such Series (including any Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and each Guarantor will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of such Series (including any Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.4, and to have satisfied all their other obligations under such Securities of such Series, any Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Securities of such Series to receive solely from the trust fund described in Section 8.06 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium on, if any, and interest on, if any, such Securities of such Series when such payments are due;

(2) the Company’s obligations with respect to such Securities of such Series under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee and Agents hereunder and the Company’s obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.04 notwithstanding the prior exercise of its option under Section 8.05 hereof.

Section 8.05 Covenant Defeasance.

Upon the Company’s exercise under Section 8.03 hereof of the option applicable to this Section 8.05, the Company and each Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.06 hereof, be released from their obligations under the covenants as it relates to Securities of any Series contained in Sections 4.02, 4.03, 4.04 and 4.05 and Article 5 hereof (as well as any additional covenants specified in a supplemental indenture for such Series of Securities or a resolution of the Board of Directors of the Company or an Officer’s Certificate delivered pursuant to Section 2.02) with respect to the outstanding Securities of such Series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such Series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities of such Series shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of any Series and any Guarantees, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities of such Series and any Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.03 hereof of the option applicable to this Section 8.05 hereof, subject to the satisfaction of the conditions set forth in Section 8.06 hereof, Section 6.01(c) through Section 6.01(f) hereof shall not constitute Events of Default.

Section 8.06 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.04 or 8.05 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Securities of such Series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, if any, the outstanding Securities of such Series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities of such Series are being defeased to maturity or to a particular redemption date;

(2) in the case of an election under Section 8.04 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.05 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities of such Series pursuant to this Article 8 concurrently with such incurrence) or insofar as Section 6.01 (d) or (e) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities of such Series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(8) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.07 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.08 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.07, the “Trustee”) pursuant to Section 8.06 hereof in respect of the outstanding Securities of such Series so affected will be held in trust and applied by the Trustee, in accordance with the provisions of such Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of such Series of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.06 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of such Series.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.06 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.06(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.08 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, and interest on, if any, any Securities of any Series so affected and remaining unclaimed for two years after such principal, premium, if any, and interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Securities of such Series will thereafter, as an unsecured creditor, be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the written request of the Company and at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.09 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.04 or 8.05 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such Series will be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 or 8.05 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.04 or 8.05 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest on, if any, any Securities of such Series following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Securities of such Series to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Securities.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of any Securities of any Series, the Company, when authorized by a resolution of its Board of Directors, each Guarantor, when authorized by a resolution of its Board of Directors, and the Trustee for the Securities of any and all Series may, from time to time and at any time, amend or supplement the Indenture or any supplemental indenture or the Securities and enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA) without notice to any Holder of any Securities, in form satisfactory to such Trustee, for one or more of the following purposes:

(a) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;

(b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more Series, or any Guarantees endorsed thereon or attached thereto, any property or assets and to secure, or, if applicable, provide additional security for, any Securities or Guarantees and to provide for matters relating thereto, and to provide for the release of any collateral as security for any Securities or Guarantees;

(c) to evidence the succession of another entity to the Company, or successive successions, and the assumption by the successor entity of the covenants, agreements and obligations of the Company or such Guarantor herein and in the Securities or the Guarantees of such Guarantor, as the case may be, and to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Securities in the case of a merger or consolidation or sale of all of substantially all of the Company’s or such Guarantor’s assets;

(d) to add to the covenants and/or Events of Default of the Company or any Guarantor such further covenants, restrictions, conditions, provisions and/or Events of Default as the Company’s Board of Directors, applicable Guarantor’s Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities of any or all Series and, if such additional covenants and/or Events of Default are to be for the benefit of less than all the Series of Securities stating that such covenants and/or Events of Default are being added solely for the benefit of such Series, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth (and if such additional Events of Default are to be for the benefit of less than all Series of the Securities stating that such Events of Default are being added solely for the benefit of such Series); provided, that in respect of any such additional covenant, restriction, condition, provision and/or Event of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such Series or any Guarantees endorsed thereon or attached thereto to waive such an Event of Default;

(e) to establish the form or terms of Securities of such Series and any Guarantees endorsed thereon or attached thereto, as permitted by Sections 2.01 and 2.02;

(f) to add to or change any of the provisions in this Indenture to such extent as shall be necessary to permit or facilitate the issuance of any Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to permit or facilitate the issuance of any Securities in uncertificated form;

(g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one Trustee, pursuant to the requirements of Section 7.08, or to comply with the rules of any applicable securities depository;

(h) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall not apply to any outstanding Security of any Series issued prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(i) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not materially adversely affect the legal rights hereunder of any Holder of the Securities;

(j) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Series of Securities pursuant to Article 8, provided that any such action shall not adversely affect the interests of the Holders of Securities of such Series or any other Series of Securities in any material respect;

(k) to add any Person as an additional Guarantor under this Indenture, to add additional Guarantees or additional Guarantors in respect of any outstanding Securities under this Indenture, or to evidence the release and discharge of any Guarantor from its obligations under its Guarantees of any Securities and its obligations under this Indenture in respect of any Securities in accordance with the terms of this Indenture or any supplemental indenture;

(l) to conform their text to any provision of the “Description of Debt Securities” or “Description of Notes” in any base prospectus or in any provision in of the “Description of Notes” in any prospectus supplement relating to the Securities or any Series of Securities to the extent that such provision was intended to be a verbatim recitation of a provision set forth in this Indenture or any amendment or supplement hereto, as evidenced by an Officer’s Certificate delivered to the Trustee;

(m) to amend or supplement any provision contained herein, which was required to be contained herein in order for this Indenture to be qualified under the TIA, if the TIA or regulations thereunder change what is so required to be included in qualified indentures, in any manner not inconsistent with what then may be required for such qualification; or

(n) to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause shall not adversely affect in any material respect the interests of the Holders of any Securities of any Series outstanding on the date of such indenture supplemental hereto.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee will join with the Company and any Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Any amended or supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02 With Consent of Holders of Securities.

The Company, the applicable Guarantor(s), if any, and the Trustee may enter into an amended or supplemental indenture, with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of each Series affected by such amended or supplemental indenture (voting together as a single class and including consents obtained in connection with a tender offer or exchange offer for the Securities of any such Series), for the purpose of adding any provisions to or amending in any manner or eliminating any of the provisions of this Indenture, of any resolutions of the Company’s Board of Directors or Officer’s Certificate establishing the Securities of each such Series, or of any amended or supplemental indenture or of modifying in any manner the rights of the Holders of each such Series.

Except as provided in Section 6.04, the Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series by notice to the Trustee (including waivers obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Company or any Guarantor of Securities of such Series with any provision of this Indenture or the Securities or the applicable Guarantee with respect to such Series.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of the Holders of Securities of only one or more particular Series with respect to a covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities of such Series as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee will join with the Company and any Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amended or supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amended or supplemental indenture or waiver under this Section 9.02 becomes effective, the Company shall send to the Holders of Securities of each such Series affected thereby a notice briefly describing the amended or supplemental indenture or waiver; provided, however, that any failure by the Company to send or publish such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture or waiver. A waiver by a Holder of such Holder’s rights to consent under this Indenture or any supplemental indenture shall be deemed to be a consent of such Holder.

Section 9.03 Limitations.

Without the consent of each Holder affected, an amendment, supplement or waiver under Section 9.02 may not (with respect to any Securities held by a non-consenting Holder):

(a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal or change the fixed maturity of any Security;

(c) reduce the rate of or extend the time for payment of interest (including default interest) on any Security;

(d) alter any of the provisions with respect to the redemption of the Securities of any Series;

(e) waive a Payment Default (except a rescission of acceleration of the Securities of any Series by the Holders as provided in Section 6.02 or a waiver of a non-continuing Payment Default that resulted from such acceleration as provided in Section 6.04);

(f) make the principal of, or any premium or interest on, any Security payable in any currency other than that stated in the Security;

(g) make any change in Sections 6.04, 6.07 or this Section 9.03;

(h) waive a redemption payment with respect to any Security, provided that such redemption is made at the Company’s option;

(i) in the case of any Security that is subject to a Guarantee, release the Guarantor of such Guarantee from any of its obligations under such Guarantee, except in accordance with the terms of this Indenture or in any supplemental indenture relating to the Securities of any Series; or

(j) make any change in the ranking or priority of any Security or any Guarantee thereof that would adversely affect the Holders of such Security.

Section 9.04 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities of such Series will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.05 Revocation and Effect of Consents.

Until an amendment is set forth in an amended or supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

Any amendment or waiver once effective shall bind every Holder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (k) of Section 9.03. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.06 Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security, together with any Guarantees endorsed thereon, thereafter authenticated. The Company in exchange for all Securities of such Series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate a new Security, together with any Guarantees endorsed thereon, that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security, together with any Guarantees endorsed thereon, or attached thereto, will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.07 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent to the execution of the supplemental indenture have been complied with and that the supplemental indenture is a legally binding and enforceable obligation of the Company and Guarantors.

Section 9.08 Effect of Supplemental Indenture.

Upon the execution of any amended or supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, any Guarantors and the Holders of Securities of each Series shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amended or supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

ARTICLE 10

GUARANTEES

Section 10.01 Applicability of Article.

If, pursuant to Section 2.02, provision is made for Securities of any Series to be guaranteed by any Guarantor, then the provisions of this Article 10 shall be applicable to the Securities of such Series and the terms of the Guarantees of the Securities of such Series.

Section 10.02 Guarantee.

(a) Subject to this Article 10, each of the Guarantors, if any, hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities of such Series or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium on, if any, and interest on, if any, the Securities of such Series that are to be guaranteed by the Guarantee of the Guarantors, if any, pursuant to Section 2.02, will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, if any, the Securities of such Series, if lawful, and all other obligations of the Company to the Holders thereof or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of such Securities of such Series that are to be guaranteed by the Guarantee of the Guarantors, if any, pursuant to Section 2.02 or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

(b) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors, if any, will be jointly and severally obligated to pay the same immediately. Each Guarantor, if any, agrees that this is a guarantee of payment and not a guarantee of collection.

(c) Each Guarantor, if any, hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities of such Series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of such Series with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor, if any, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities of such Series and this Indenture.

(d) If any Holder of Securities of such Series or the Trustee is required by any court or otherwise to return to the Company, any Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantors, any amount paid by any of them to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e) Each Guarantor, if any, agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor, if any, further agrees that, as between any Guarantors, on the one hand, and the Holders of Securities of such Series and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in

Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors, if any, will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders of Securities of such Series under the Guarantee.

(f) No Guarantee by any Guarantor of any Security, whether or not such Guarantee is or is to be endorsed thereon or attached thereto, shall be valid and obligatory for any purpose with respect to such Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

Section 10.03 Limitation on Guarantor Liability.

Each Guarantor, if any, of any Security, and by its acceptance of any Security, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors, if any, hereby irrevocably agree that the obligations of any such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of any such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor, if any, may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing;

(2) subject to Section 10.05 hereof, the resulting, surviving or transferee Person will be an entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia, and such Person (if not such Guarantor) will expressly assume all of the obligations of such Guarantor under its Guarantee; and

(3) the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental agreements (if applicable) comply with this Indenture;

provided, however, that the foregoing will not apply to any such consolidation or merger with or into, or conveyance, transfer or lease to, any Person if the resulting, surviving or transferee Person is not or will not be a Subsidiary of the Company and the other terms of this Indenture and Securities of such Series are complied with.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Securities of such Series and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Securities of such Series issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Nothing contained in this Indenture or in any of the Securities of such Series will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05 Releases.

Each Guarantor shall, upon the occurrence of any of the following events, be automatically and unconditionally released and discharged from all obligations under this Indenture and its Guarantee of each Series of the Securities, and the Holders of each Series of the Securities will be deemed to have consented to such release without any action required on the part of the Trustee or any Holder of Securities, if:

(a) all of the shares of stock of such Guarantor are sold, exchanged or otherwise disposed of to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company;

(b) all or substantially all of the assets of such Guarantor are sold or otherwise disposed of, including by way of merger, consolidation or amalgamation, to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company;

(c) upon any Legal Defeasance or Covenant Defeasance;

(d) the sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale, exchange or other disposition of all of the Capital Stock of such Guarantor, in each case following which such Guarantor is no longer a Restricted Subsidiary of the Company;

(e) the occurrence of a Guarantee Termination Event; or

(f) any other condition to release as specified in a supplemental indenture to this Indenture is satisfied.

If any condition to release contained in this Section 10.05 has been satisfied, the Trustee (upon receipt of an Opinion of Counsel and Officer’s Certificate pursuant to Section 12.04 hereof) shall execute and deliver any documents reasonably requested by the Company or such Guarantor in order to evidence the release of such Guarantor from all of its obligations under the Guarantee and this Indenture. Notwithstanding the foregoing, any failure to execute such documents shall in no way affect the release of such Guarantor pursuant to this Section 10.05, which release shall be automatic and unconditional upon satisfaction of any of the conditions to release set forth in (or specified as contemplated by) clauses (a), (b), (c), (d), (e) or (f) above.

Any Guarantor not released from its obligations under any Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest on, if any, the Securities of such Series and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SECURITY

Section 11.01 Security.

If so provided pursuant to Section 2.02 with respect to the Securities of such Series, the Securities of such Series and any Guarantees endorsed thereon or attached thereto may be secured by such property, assets or other collateral as may be specified in or pursuant to Section 2.02. Any and all terms and provisions applicable to the security for the Securities of such Series shall also be provided in or pursuant to Section 2.02, which may include provisions for the execution and delivery of such security agreements, pledge agreements, collateral agreements and other similar or related agreements as the Company and any applicable Guarantors may elect and which may provide for the Trustee to act as collateral agent or in a similar or other capacity.

Section 11.02 Trustee Compliance with TIA.

The Trustee shall comply with Sections 313(a)(5) and (6) and 313(b)(1) of the TIA and the Company and any applicable Guarantors shall comply with Sections 314(b), 314(c) and 314(d) of the TIA, in each case in respect of any secured Securities that may be outstanding hereunder from time to time and any secured Guarantees endorsed on or attached to any Securities that may be outstanding hereunder from time to time.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 12.02 Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

General Motors Financial Company, Inc.

801 Cherry Street, Suite 3500

Fort Worth, TX 76102

Telecopier No.: (817) 302-7897

Attention: Chief Financial Officer

With a copy to:

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, TX 75202

Telecopier No.: (214) 468-3599

Attention: L. Steven Leshin

If to the Trustee:

U.S. Bank National Association

Global Corporate Trust Services

100 Wall Street – Suite 1600

New York, NY 10005

Facsimile: (212) 361-6153

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

When the Securities are in certificated form, any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. When the Securities are in global form, any notice or communication to a Holder shall be sent to the Holder electronically pursuant to the applicable procedures of the Depository and the Trustee. Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail or send a notice or communication as provided herein to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company sends a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or a Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee) pursuant to customary procedures of such Depositary.

Section 12.03 Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Shareholders.

No director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, will have any liability for any obligations, covenants or agreements of the Company or any Guarantors under the Securities of any Series, this Indenture, any Guarantees or for any claim based on, in respect of, or by reason of, such obligations, covenants or agreements or their creation. Each Holder of Securities of any Series by accepting Securities of any Series waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities of any Series. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES OF ANY SERIES AND THE GUARANTEES, IF APPLICABLE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

All agreements of the Company in this Indenture and the Securities of any Series will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04 hereof.

Section 12.11 Severability.

In case any provision in this Indenture or in the Securities of any Series is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14 Force Majeure.

The Trustee and Agents shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee and Agents (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 12.15 Securities in a Foreign Currency.

Unless otherwise specified in an Officer’s Certificate delivered pursuant to Section 2.02 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than U.S. dollars, then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of U.S. dollars that could be obtained for such amount at the “Market Exchange Rate.” For purposes of this Section 12.15, Market Exchange Rate shall mean the noon U.S. dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Trustee shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in a currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture. All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders.

Section 12.16 Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

[Signatures on following page]

SIGNATURES

Dated as of June 21, 2017

General Motors Financial Company, Inc., as Issuer

By:	/s/ Susan B. Sheffield
Name:	Susan B. Sheffield
Title:	Executive Vice President and Treasurer

AmeriCredit Financial Services, Inc., as Guarantor

By:	/s/ Susan B. Sheffield
Name:	Susan B. Sheffield
Title:	Executive Vice President and Treasurer

U.S. Bank National Association, as Trustee

By:	/s/ K. Wendy Kumar
Name:	K. Wendy Kumar
Title:	Vice President

[Signature Page to Base Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

GENERAL MOTORS FINANCIAL COMPANY, INC.

GM FINANCIAL TERM NOTE

MASTER REGISTERED GLOBAL NOTE

This Note is a Global Note within the meaning of the Indenture, dated as of June 21, 2017, as it may be amended or supplemented from time to time (the “Indenture”), between General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., a Delaware corporation (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”) under the Indenture and is registered in the name of Cede & Co., as the nominee of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”). This Note is not exchangeable for definitive or other notes registered in the name of a person other than DTC or its nominee, except in the limited circumstances described in the Indenture or in this Note, and no transfer of this Note (other than a transfer as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Indenture.

Unless this Note is presented by an authorized representative of DTC to General Motors Financial Company, Inc. or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of DTC, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF GENERAL MOTORS FINANCIAL COMPANY, INC.

This Note represents one or more obligations of General Motors Financial Company, Inc., a corporation duly organized and existing under the laws of the State of Texas (hereinafter called the “Company”), which may be issued by the Company from time to time in one or more offerings up to the aggregate principal amount of GM Financial Term Notes (the “Term Notes”) authorized by the Company’s board of directors, or a committee duly established and acting pursuant to the authority of the Company’s board of directors, to be issued (each such obligation, a “Supplemental Obligation”). The terms of each Supplemental Obligation are and will be reflected in this Note and in a prospectus supplement and/or pricing supplement, identified on Schedule 1 hereto, to the Company’s prospectus dated June 21, 2017, as it may be amended, supplemented, superseded or replaced from time to time (each such prospectus supplement and/or pricing supplement, if any, together with such prospectus, a “Pricing Supplement”), relating to such Supplemental Obligation, which Pricing Supplement is on file with the Trustee. With respect to each Supplemental Obligation, the terms and provisions of the Supplemental Obligation contained in the applicable Pricing Supplement are hereby incorporated by reference herein and are deemed to be a part of this Note as of the applicable Original Issue Date specified on Schedule 1 hereto. Each reference to “this Note” includes and shall be deemed to refer to each Supplemental Obligation.

With respect to each Supplemental Obligation, every term of this Note is subject to modification, amendment or elimination through the incorporation by reference of the applicable Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Note so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the terms of a Pricing Supplement and the terms herein, the terms of the Pricing Supplement shall control over the terms herein with respect to the relevant Supplemental Obligation. Without limiting the foregoing, in the case of each Supplemental Obligation, holders of beneficial interests in this Note are directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation, including, as applicable, the manner of determining the principal amount of, interest, if any, on, and premium, if any, on, such Supplemental Obligation, the dates, if any, on which the principal amount of, interest, if any, on, and premium, if any, on, such Supplemental Obligation is determined and payable, the amount payable upon any acceleration of such Supplemental Obligation and the principal amount of such Supplemental Obligation deemed to be Outstanding (as defined in the Indenture) for purposes of determining whether holders of the requisite principal amount of Term Notes have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture.

This Note is a “Master Note,” which term means a Global Note that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & CO., as nominee for DTC, or its registered assigns, the principal amount, premium, if any, or other amounts as calculated and specified in the applicable Pricing Supplement, as adjusted in accordance with Schedule 1 hereto, on the maturity date specified in the applicable Pricing Supplement (the “Stated Maturity Date”) (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon (i) in accordance with the provisions set forth on the reverse hereof in Section 2(a), if the Term Notes are Fixed Rate Notes (as defined on the reverse hereof), (ii) in accordance with the provisions set forth on the reverse hereof in Section 2(b), if the Term Notes are Floating Rate Notes (as defined on the reverse hereof), or (iii) in accordance with the provisions set forth in the applicable Pricing Supplement, if the Term Notes are Indexed Notes (as defined on the reverse hereof). “Maturity,” when used herein, means the date on which the principal of the applicable series of Term Notes, or an installment of principal thereon, becomes due and payable in full in accordance with the terms of this Note, the applicable Pricing Supplement and the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date for a series of Term Notes will be paid to the person in whose name this Note (or one or more predecessor notes evidencing all or a portion of the same debt as this Note) is registered, unless otherwise specified in the applicable Pricing Supplement, at the close of business on the first day of the calendar month in which such Interest Payment Date occurs, whether or not such day is a Business Day (referred to herein as the “Regular Record Date”), except that the Regular Record Date for the final payment of interest shall be the final Interest Payment Date; provided, however, that the first payment of interest on any series of Term Notes with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that interest payable at Maturity (the “Maturity Date”) will be payable to the person to whom the principal hereof shall be payable. The principal so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor notes evidencing all or a portion of the same debt as this Note) is registered at the time of payment by the Trustee. Any such interest or principal not punctually paid or duly provided for shall be payable as provided in this Note and in the Indenture.

Payments shall be made by wire transfer to the registered holder of this Note by the Trustee without necessity of presentation and surrender of this Note to such account as has been appropriately designated to the Trustee by the person entitled to such payments.

The Company will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

Reference is made to the further provisions of this Note set forth on the reverse hereof and in the applicable Pricing Supplement, which provisions shall have the same effect as though fully set forth herein. In the event of any conflict between the provisions contained herein or on the reverse hereof and the applicable terms and provisions contained in the applicable Pricing Supplement, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall mean this Note and shall include the applicable terms and provisions set forth in the applicable Pricing Supplement.

Unless the certificate of authentication hereon has been executed by the Trustee (or other authentication agent duly appointed in accordance with the Indenture), by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, General Motors Financial Company, Inc. has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Date:	GENERAL MOTORS FINANCIAL COMPANY, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[Reverse of Note]

GENERAL MOTORS FINANCIAL COMPANY, INC.

GM FINANCIAL TERM NOTE

MASTER REGISTERED GLOBAL NOTE

SECTION 1. General. This Note represents the Company’s duly authorized Term Notes to be issued in one or more series under the Indenture and to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee thereunder and the holders of the Term Notes and of the terms upon which the Term Notes are, and are to be, authenticated and delivered. The term Trustee shall include any additional or successor trustee appointed in such capacity by the Company in accordance with the terms of the Indenture. Each series of Term Notes (each, a “Series”) also will be issued pursuant to the prospectus dated June 21, 2017, as such document may be supplemented or amended from time to time, or pursuant to any document that supersedes or replaces such document from time to time (referred to herein as the “Prospectus”), and may have different issue and Maturity Dates, bear interest at different rates and vary in such other ways as provided in the applicable Pricing Supplement and the Indenture and described in the Prospectus. The specific terms of each Series of Term Notes will be described in a Pricing Supplement.

The Company has initially appointed the Trustee to act as the Paying Agent, Note Registrar and transfer agent for the Term Notes. This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the corporate trust office of the Trustee, located at 100 Wall Street – Suite 1600, New York, NY 10005, or such other locations as may be specified by the Trustee and notified to the Company and the registered holder of this Note.

Unless specified otherwise in the applicable Pricing Supplement, the Term Notes will not be subject to a sinking fund.

The Trustee shall make appropriate entries on Schedule 1 hereto to identify and reflect the issuance of any Supplemental Obligation represented by this Note and shall enter additional information with respect to such Supplemental Obligation as indicated on Schedule 1 hereto, all in accordance with instructions of the Company. In addition, the Trustee shall make an appropriate notation in its records to reflect the issuance of any Supplemental Obligation represented by this Note.

SECTION 2. Interest Provisions.

(a)    Fixed Rate Notes. If a Series of Term Notes bears interest at a fixed rate (the “Fixed Rate Notes”), the Company will pay interest on the principal amount specified in the applicable Pricing Supplement (as adjusted in accordance with Schedule 1 hereto) on each Interest Payment Date specified in such Pricing Supplement and at Maturity, commencing on the first Interest Payment Date following the Original Issue Date specified in the applicable Pricing Supplement, except as provided on the face hereof, until payment of such principal sum has been made or duly provided for.

Payments of interest will include interest accrued from, and including, the most recent Interest Payment Date to which interest on the Series of Fixed Rate Notes has been paid or duly provided for (or, unless otherwise specified in the applicable Pricing Supplement, if no interest has been paid or duly provided for, from, and including, the Original Issue Date specified in the applicable Pricing Supplement) to, but excluding, the relevant Interest Payment Date or Maturity Date, as the case may be, for such Series of Fixed Rate Notes.

Unless otherwise specified in the applicable Pricing Supplement, if a Series of Fixed Rate Notes has an original maturity of less than one year, interest (including payments for partial periods) will be computed and paid on the basis of the actual number of days elapsed divided by 360. Unless otherwise specified in the applicable Pricing Supplement, if a Series of Fixed Rate Notes has an original maturity of one year or more, interest (including payments for partial periods) will be computed on the basis of a 360-day year of twelve 30-day months, which may be referred to as the “30/360” day count convention.

Unless otherwise specified in the applicable Pricing Supplement, if any Interest Payment Date or the Maturity Date of a Series of Fixed Rate Notes falls on a day that is not a Business Day, the date of the related payment of principal, premium, if any, or interest on that Series will be the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

(b)    Floating Rate Notes. If a Series of Term Notes bears interest at a floating rate (the “Floating Rate Notes”), the Company will pay interest on the principal amount specified in the applicable Pricing Supplement (as adjusted in accordance with Schedule 1 hereto) on each Interest Payment Date specified in the applicable Pricing Supplement and at Maturity, commencing on the first Interest Payment Date following the Original Issue Date specified in the applicable Pricing Supplement, except as provided on the face hereof, at a rate per annum determined in accordance with the provisions hereof and the applicable Pricing Supplement, until payment of such principal sum has been made or duly provided for.

Payments of interest hereon will include interest accrued from, and including, the most recent Interest Payment Date to which interest on the Series of Floating Rate Notes has been paid or duly provided for (or, unless otherwise provided in the applicable Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to, but excluding, the relevant Interest Payment Date or Maturity Date, as the case may be (each such period, an “Interest Period”).

As set forth in the applicable Pricing Supplement, a Series of Floating Rate Notes may have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue during any Interest Period (“Maximum Interest Rate”); or (ii) a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue during any Interest Period (“Minimum Interest Rate”); provided, however, that the interest rate on such Series of Term Notes will in no event be higher than the maximum rate permitted by applicable law.

The Base Rate (as defined herein) with respect to a Series of Floating Rate Notes may be (i) the federal funds rate, (ii) the London interbank offered rate, or “LIBOR,” (iii) the prime rate, (iv) the treasury rate or (v) such other rate as is described in the applicable Pricing Supplement.

Except as described below, a Series of Floating Rate Notes will bear interest at the rate determined by reference to the appropriate interest rate basis (the “Base Rate”) and Index Maturity, each as specified in the applicable Pricing Supplement, (i) plus or minus the Spread, if any, specified in the applicable Pricing Supplement and/or (ii) multiplied by the Spread Multiplier, if any, specified in the applicable Pricing Supplement. The interest rate in effect during an Interest Period will be the rate determined by the Calculation Agent specified in the applicable Pricing Supplement on the “calculation date” by reference to the Interest Determination Date (as described below).

The “calculation date” pertaining to any Interest Determination Date will be the date by which the Calculation Agent specified in the applicable Pricing Supplement computes the amount of interest owed on the relevant Series of Floating Rate Notes for the related Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the “calculation date” will be the earlier of (a) the tenth calendar day after the related Interest Determination Date or, if that date is not a Business Day, the next succeeding Business Day; or (b) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date or the date of redemption or the date of prepayment, as the case may be.

The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date. Unless otherwise specified herein or in the applicable Pricing Supplement, if any Interest Reset Date specified in the applicable Pricing Supplement (including the Initial Interest Reset Date, as specified in the applicable Pricing Supplement) falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next day that is a Business Day, except that, unless otherwise specified in the applicable Pricing Supplement, in the case of a Series of Floating Rate Notes with LIBOR as its Base Rate, if the next Business Day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day. The Interest Reset Dates are subject to adjustment as described below.

Unless otherwise specified in the applicable Pricing Supplement: (i) the “Interest Determination Date” with respect to any Series of Floating Rate Notes that has the federal funds rate or the prime rate as its Base Rate will be the Business Day immediately preceding the related Interest Reset Date; (ii) the “Interest Determination Date” with respect to any Series of

Floating Rate Notes that has LIBOR as its Base Rate will be the second London Banking Day preceding the related Interest Reset Date; and (iii) the “Interest Determination Date” with respect to any Series of Floating Rate Notes that has the treasury rate as its Base Rate will be the day of the week in which the related Interest Reset Date falls on which Treasury bills of the Index Maturity specified in the Pricing Supplement normally would be auctioned; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related “Interest Determination Date” shall be such preceding Friday; and provided, further, that if an auction is held on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.

For a Series of Floating Rate Notes whose interest rate is determined by reference to two or more Base Rates, unless otherwise specified in the applicable Pricing Supplement, the “Interest Determination Date” shall be the most recent Business Day that is at least two Business Days prior to the applicable Interest Reset Date for that Series of Floating Rate Notes on which each Base Rate is determinable.

Unless otherwise specified in the applicable Pricing Supplement, if any Interest Payment Date falls on a day that is not a Business Day, the date of the related payment of interest will be the next succeeding Business Day. However, unless otherwise specified in the applicable Pricing Supplement, if a Series of Floating Rate Notes has LIBOR as its Base Rate, if an Interest Payment Date falls on a date that is not a Business Day, and the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. In each such case, except for the Interest Payment Date falling on the Maturity Date, the Interest Periods and the Interest Reset Dates will be adjusted accordingly to calculate the amount of interest payable on the Series of Floating Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, if the Maturity Date of a Series of Floating Rate Notes falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, that Series of Floating Rate Notes will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after the Maturity Date.

Accrued interest on a Series of Floating Rate Notes will be calculated by multiplying the principal amount of that Series by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the applicable Pricing Supplement, the daily interest factor will be computed and interest will be paid (including payments for partial periods) as follows: (i) for Floating Rate Notes that have the federal funds rate, LIBOR, the prime rate or any other rate other than the treasury rate as a Base Rate, the actual number of days in the relevant period divided by 360, which may be referred to as “Actual/360” and (ii) for Floating Rate Notes that have the treasury rate as a Base Rate, the actual number of days in the relevant period divided by 365 or 366, as applicable, which may be referred to as “Actual/Actual.”

All amounts used in or resulting from any calculation on this Note will be rounded to the nearest cent, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655).

Notwithstanding the calculations determined as specified below, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified in the applicable Pricing Supplement.

The Calculation Agent shall calculate the interest rate on the applicable Series of Floating Rate Notes in accordance with the procedures described below on or before each calculation date. At the request of the registered holder hereof, the Calculation Agent will provide to such holder the interest rate a Series of Floating Rate Notes then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

Determination of LIBOR. LIBOR for any Interest Determination Date will be the arithmetic mean of the offered rates for deposits in the relevant Index Currency having the Index Maturity described in the applicable Pricing Supplement, commencing on the related Interest Reset Date, as the rates appear on the Reuters LIBOR screen page designated in the applicable Pricing Supplement as of 11:00 A.M., London time, on that Interest Determination Date, if at least two offered rates appear on the designated Reuters LIBOR screen page, except that, if the designated Reuters LIBOR screen page only provides for a single rate, that single rate will be used.

If fewer than two of the rates described above appear on that page or no rate appears on any page on which only one rate normally appears, then the Calculation Agent will determine LIBOR as follows:

•	The Calculation Agent will request on the Interest Determination Date four major banks in the London interbank market, as selected and identified by the Company, to provide their offered quotations for deposits in the relevant Index Currency having an Index Maturity specified in the applicable Pricing Supplement commencing on the Interest Reset Date and in a representative amount to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, the Company will select and identify to the Calculation Agent three major banks in New York City. On the Interest Reset Date, those three banks will be requested by the Calculation Agent to provide their offered quotations for loans in the relevant Index Currency having an Index Maturity specified in the applicable Pricing Supplement commencing on the Interest Reset Date and in a representative amount to leading European banks at approximately 11:00 A.M., New York time. The Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than three New York City banks selected by the Company are quoting rates, LIBOR for that interest period will remain LIBOR then in effect on the Interest Determination Date.

“Representative amount” means an amount that, in the Company’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters page” means the display on the Thomson Reuters service, or any successor or replacement service (“Reuters”), on the page or pages specified, or any successor or replacement page or pages on that service.

Determination of Treasury Rate. The “treasury rate” for any Interest Determination Date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity described in the applicable Pricing Supplement, as specified under the caption “INVEST RATE” on the display on Reuters on page USAUCTION10 or USAUCTION11.

The following procedures will be followed if the treasury rate cannot be determined as described above:

•	If the rate is not displayed on Reuters by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

•	If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. government securities/Treasury bills (Secondary Market).”

•	If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, the treasury rate will be the bond equivalent yield of the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills (secondary market).”

•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary U.S. government securities dealers, selected by the Company, for the issue of Treasury bills with a remaining maturity closest to the particular Index Maturity.

•	If the dealers selected by the Company are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular Interest Determination Date.

The bond equivalent will be calculated using the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current/, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Determination of Federal Funds Rate. The “federal funds rate” for any Interest Determination Date will be as follows:

•	if “Federal Funds (Effective) Rate” is specified in the applicable Pricing Supplement, the federal funds rate for any Interest Determination Date will be the rate on that date for U.S. dollar federal funds, as published in H.15 (519) under the heading “Federal funds (effective)” and displayed on Reuters on page FEDFUNDS1 under the heading “EFFECT” (“Reuters Page FEDFUNDS1”), or if such rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the related calculation date or does not appear on Reuters Page FEDFUNDS1, the federal funds rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal funds (effective).” If the alternate rate described in the preceding sentence is not published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on the business day following that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Company; provided, however, if fewer than three brokers selected by the Company are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•	if “Federal Funds Open Rate” is specified in the applicable Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds transactions among member of the U.S. Federal Reserve System arranged by federal funds brokers on such day, under the heading “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” and displayed on Reuters on page 5 (“Reuters Page 5”), or if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that Interest Determination Date displayed on the FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on the FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Company; provided, however, if fewer than three brokers selected by the Company are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•	if “Federal Funds Target Rate” is specified in the applicable Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for such Interest Determination Date will be the rate for that day appearing on Reuters on page USFFTARGET= (“Reuters Page USFFTARGET=“). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Company; provided, however, if fewer than three brokers selected by the Company are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

Determination of Prime Rate. The “prime rate” for any Interest Determination Date will be the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the caption “Bank prime loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank prime loan.”

•	If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that Interest Determination Date.

•	If fewer than four rates appear on Reuters on page USPRIME1 for that Interest Determination Date, by 3:00 P.M., New York City time, then the Calculation Agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least U.S.$500,000,000) selected by the Company.

•	If the banks selected by the Company are not quoting as described above, the prime rate will remain the prime rate then in effect on the Interest Determination Date.

“Reuters page USPRIME1” means the display designated as page “USPRIME1” on Reuters for the purpose of displaying prime rates or base lending rates of major U.S. banks.

(c)    Indexed Notes. If interest on a Series of Term Notes is determined by reference, either directly or indirectly, to the price, performance or levels of one or more securities, currencies or composite currencies, interest rates, inflation rates stock or other indices, or other formulae, financial or market measures or reference assets (the “Indexed Notes”), interest for a specified period shall be calculated as set forth in the applicable Pricing Supplement.

SECTION 3.    Guarantee. Any Subsidiary (as defined in the Indenture) may become a Guarantor (as defined in the Indenture) of Term Notes of a Series to which Article 10 of the Indenture (“Article 10”) is made applicable as provided in Section 2.02 of the Indenture by executing and delivering to the Trustee a Subsidiary Guarantee in the form attached hereto as Annex I. If so specified in, and in accordance with the terms of, the applicable Pricing Supplement, a Series of Term Notes is to be guaranteed by any Guarantor, then the Guarantor(s) shall be specified in the applicable Pricing Supplement and the provisions of Article 10 and any applicable supplemental indenture shall be applicable to the Term Notes of such Series and to the terms of the Guarantees (as defined in the Indenture) of the Term Notes of such Series.

SECTION 4.    Indenture. The Company issued the Term Notes under the Indenture. The terms of the Term Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Term Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Term Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Term Notes are not limited as to aggregate principal amount.

SECTION 5.    Security. If specified in, and accordance with the terms of, the applicable Pricing Supplement, a Series of Term Notes and any Guarantees endorsed thereon or attached thereto may be secured by such property, assets or other collateral as may be specified in any applicable Pricing Supplement. Any and all terms and provisions applicable to the security for the Term Notes of such Series shall also be provided in the applicable Pricing Supplement, which may include provisions for the execution and delivery of such security agreements, pledge agreements, collateral agreements and other similar or related agreements as the Company and any applicable Guarantors may elect and which may provide for the Trustee to act as collateral agent or in a similar or other capacity.

SECTION 6.    Amortizing Notes. If a Series of Term Notes is designated as “Amortizing Notes” in the applicable Pricing Supplement, the Company will make payments combining principal and interest on the dates and in the amounts set forth in the applicable Pricing Supplement. Payments made on an Amortizing Note will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal a Series of Amortizing Notes at such time.

SECTION 7.    Original Issue Discount Note. If a Series of Term Notes is designated as “Original Issue Discount Notes” in the applicable Pricing Supplement, then, unless otherwise specified therein, the amount payable to the holder of that Series of Term Notes in the event of redemption, repayment or acceleration of Maturity will be the Amortized Face Amount (as defined below) of the applicable Series of Term Notes as of the date of such event. The “Amortized Face Amount” shall be the amount equal to (a) the issue price (as set forth in the applicable Pricing Supplement) plus (b) the original issue discount amortized from the Original Issue Date of that Series of Term Notes to the date as of which the Amortized Face Amount is calculated, as specified in the applicable Pricing Supplement.

SECTION 8.    Optional Redemption. If so specified in, and in accordance with the terms of, the applicable Pricing Supplement, a Series of Term Notes may be redeemable at the option of the Company on any Interest Payment Date (unless otherwise specified in the applicable Pricing Supplement) on and after an initial date specified in the applicable Pricing Supplement, if any, or on such other date or dates, if any, set forth in the applicable Pricing Supplement for the redemption at the option of the Company (each such date, an “Optional Redemption Date”). IF NO OPTIONAL REDEMPTION DATE OR DATES ARE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, THAT SERIES OF TERM NOTES MAY NOT BE REDEEMED AT THE OPTION OF THE COMPANY PRIOR TO ITS STATED MATURITY DATE.

Unless otherwise specified in the applicable Pricing Supplement, a Series of Term Notes may be redeemed on any Optional Redemption Date in whole or from time to time in part (in increments of the Minimum Denomination, as defined below) at the option of the Company at a redemption price of 100% of the principal amount of that Series of Term Notes being redeemed (unless a different redemption price is specified in the applicable Pricing Supplement), together with accrued and unpaid interest on that Series of Term Notes payable at the applicable rate or rates borne by that Series of Term Notes to, but excluding, the date fixed for redemption, on notice given in accordance with the Indenture not less than 30 calendar days nor more than 60 calendar days prior to the date fixed for redemption. The notice of redemption will take the form of a certificate signed by the Company specifying:

•	the date fixed for redemption;

•	the redemption price;

•	the CUSIP numbers of the Series of Term Notes to be redeemed;

•	the amount to be redeemed, if less than all of the Series of Term Notes is to be redeemed;

•	the place of payment for the Series of Term Notes to be redeemed;

•	that interest accrued on the Series of Term Notes to be redeemed will be paid as specified in the notice; and

•	that on and after the date fixed for redemption, interest will cease to accrue on the Term Notes to be redeemed.

So long as DTC (or a successor depository) is the record holder of a Series of Term Notes, the Company will deliver any redemption notice only to DTC (or a successor depository).

In the event of redemption of a Series of Term Notes in part only, the unredeemed portion thereof shall be at least the minimum authorized denomination (the “Minimum Denomination”) specified in the applicable Pricing Supplement, or if no such Minimum Denomination is so specified, U.S. $1,000. In the event of redemption of a Series of Term Notes in part only, the unredeemed portion of that Series of Term Notes shall continue to be represented by this Note and the applicable Pricing Supplement, subject to modifications specified on Schedule 1 attached hereto. The Trustee shall note any such early redemption, whether in whole or in part, on Schedule 1 hereto. Unless otherwise specified in the applicable Pricing Supplement, if less than all of a Series of Term Notes is to be redeemed, the amount of that Series of Term Notes to be redeemed shall be selected in accordance with the procedures of DTC.

From and after any date fixed for redemption, if monies for the redemption of a Series of Term Notes (or portion thereof) shall have been made available for redemption on such date, that Series of Term Notes (or such portion thereof) shall cease to bear interest or premium and the holder’s only right with respect to that Series of Term Notes (or such portion thereof) shall be to receive payment of the redemption price of such Series being redeemed as specified in the applicable Pricing Supplement and, if appropriate, all unpaid interest accrued to such date fixed for redemption.

SECTION 9.    Optional Repayment. If so specified in, and in accordance with the terms of, the applicable Pricing Supplement, a Series of Term Notes may be repayable prior to its Stated Maturity Date at the option of the holder on the optional repayment date(s), if any, specified in the applicable Pricing Supplement (each, an “Optional Repayment Date”). IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, THAT SERIES OF TERM NOTES MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER PRIOR TO ITS STATED MATURITY DATE. Unless otherwise specified in the applicable Pricing Supplement, on any Optional Repayment Date, if any, a Series of Term Notes shall be repayable in whole or in part at the option of the holder at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest payable at the applicable rate or rates borne by that Series of Term Notes to, but excluding, the date of repayment; provided, however, that, in the event of repayment of a Series of Term Notes in part only, the unrepaid portion of such Series of Term Notes shall be at least the Minimum Denomination specified in the applicable Pricing Supplement, or if no such Minimum Denomination is so specified, U.S. $1,000. For a Series of Term Notes to be repaid in whole or in part at the option of the holder on any Optional Repayment Date, a notice, with the form attached hereto entitled “Option to Elect Repayment” duly completed, shall have been received by the Company and the Trustee in accordance with the terms of the Indenture. Such notice shall be delivered at least 30 but not more than 60 calendar days prior to such holder’s Optional Repayment Date. In the event of repayment of a Series of Term Notes in part only, the portion of that Series of Term Notes that is not repaid shall continue to be represented by this Note and the applicable Pricing Supplement, subject to modifications specified on Schedule 1 attached hereto. The Trustee shall note any such optional repayment, whether in whole or in part, on Schedule 1 hereto. Exercise of such repayment option by the holder hereof shall be irrevocable.

From and after any Optional Repayment Date, if monies for the repayment of a Series of Term Notes (or portion thereof) shall have been made available for repayment on such Optional Repayment Date, that Series of Term Notes (or such portion thereof) shall cease to bear interest and the holder’s only right with respect to that Series of Term Notes (or such portion thereof) shall be to receive payment of the principal amount of the Series of Term Notes being repaid (or, if the Series of Term Notes is issued as “Original Issue Discount Notes” as specified in the applicable Pricing Supplement, the amortized face amount thereof) and, if appropriate, all unpaid interest accrued to such Optional Repayment Date.

SECTION 10.    Survivor’s Option. If the applicable Pricing Supplement provides that the Survivor’s Option (as defined in the Indenture) is applicable to a Series of Term Notes, the Representative (defined below) of a deceased beneficial owner interests in that Series of Term Notes shall be entitled to repayment of the deceased beneficial owner’s interests in that Series of Term Notes following the death of the beneficial owner. The terms of any such Survivor’s Option shall be specified by the Company pursuant to Section 2.02 of the Indenture and set forth in the terms of the applicable Pricing

Supplement and/or Term Note. Unless specifically provided in the applicable Pricing Supplement, the Survivor’s Option may not be exercised unless the deceased beneficial owner’s interests in that Series of Term Notes were acquired by the beneficial owner at least six months prior to such election.

If the Survivor’s Option is applicable to a Series of Term Notes, upon the valid exercise of the Survivor’s Option, the Company shall repay the deceased beneficial owner’s interests in that Series of Term Notes (or portion thereof), properly tendered for repayment by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased beneficial owner of a Series of Term Notes under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial interests in such Series of Term Notes plus accrued and unpaid interest to the date of such repayment, subject to the following limitations:

(a)    The Company, in its sole discretion, may limit (i) the aggregate principal amount of Term Notes of all Series as to which exercises of the Survivor’s Option shall be accepted by the Company from all Representatives of deceased beneficial owners in any calendar year (the “Annual Put Limitation”) to an amount equal to the greater of $2,000,000 or 2% of the Outstanding principal amount of all Term Notes issued under the Indenture as of the end of the most recent calendar year, or such greater amount as the Company, in its sole discretion, may determine for any calendar year, and (ii) the aggregate principal amount of Term Notes as to which exercises of the Survivor’s Option shall be accepted by the Company from the Representative of any individual deceased beneficial owner of a Series of Term Notes in any calendar year to $250,000, or such greater amount as the Company, in its sole discretion, may determine for any calendar year (the “Individual Put Limitation”).

(b)    The Company shall not make principal repayments pursuant to exercises of the Survivor’s Option in amounts that are less than $1,000, and the principal amount of such Series of Term Notes remaining Outstanding after repayment pursuant to exercise of the Survivor’s Option must be at least $1,000. If, however, the original principal amount of a Series of Term Notes was less than $1,000, the Representative of the deceased beneficial owner of such Series of Term Notes may exercise the Survivor’s Option, but only for the full principal amount of such Series of Term Notes.

(c)    Any Series of Term Notes (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn.

Each Series of Term Notes (or portion thereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted in the order that such Series of Term Notes was received by the Trustee, except for any Series of Term Notes (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased beneficial owner. If, as of the end of any calendar year, the aggregate principal amount of Term Notes that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to a Series of Term Notes (or portion of such Series of Term Notes) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Series of Term Notes (or portion of such Series of Term Notes) were originally tendered. Unless otherwise specified in the applicable Pricing Supplement, any Series of Term Notes (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Series of Term Notes (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice by first class mail to the registered holder thereof, at its last known address as indicated in the Note Register, that states the reason such Series of Term Notes (or portion thereof) has not been accepted for payment.

In order for a Survivor’s Option to be validly exercised with respect to any Series of Term Notes (or portion thereof), the Trustee must receive from the Representative: (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a note (or portion thereof) to be repaid (if such Series of Term Notes is issued in certificated form), (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the beneficial owner of such Series of Term Notes at the time of death and the interest in such Series of Term Notes was acquired by the deceased beneficial owner at least six months prior to the request for repayment, (B) the death of such beneficial owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the beneficial ownership interest in such Series of Term Notes is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased’s beneficial ownership of such Series of Term Notes, (vi) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Series of Term Notes and the claimant’s entitlement to payment, and (vii) any additional information the Trustee requires to evidence satisfaction of any conditions to the exercise of such Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of such Series of Term Notes. Subject to the Company’s right hereunder to limit the aggregate principal amount of Term Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

The death of a person holding a beneficial ownership interest in a Series of Term Notes as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of the beneficial owner of the Series of Term Notes, and the entire principal amount of the interests in such Series of Term Notes so held shall be subject to repayment. However, the death of a person holding a beneficial ownership interest in a Series of Term Notes as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to the deceased person’s interest in the Series of Term Notes and only the deceased beneficial owner’s percentage interest in the principal amount of the Series of Term Notes will be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Series of Term Notes will be deemed the death of the beneficial owner of such Series of Term Notes for purposes of this provision, regardless of whether such beneficial owner was the registered holder of the Series of Term Notes, if such beneficial ownership interest can be established to the satisfaction of the Trustee. Such beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the Series of Term Notes during his or her lifetime.

For purposes of the Survivor’s Option, a person shall be deemed to have had a “beneficial ownership interest” in a Series of Term Notes if such person had the right, immediately prior to such person’s death, to receive the proceeds from the disposition of such Series of Term Notes, as well as the right to receive payment of the principal of such Series of Term Notes.

Since each Series of Term Notes will be represented by this Note (except in the limited circumstances described in the Indenture), DTC (or a successor depository) or its nominee shall be the holder of each Series of Term Notes and therefore shall be the only entity that can exercise the Survivor’s Option. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to a Series of Term Notes, the Representative must provide to the broker or other entity through which the beneficial interest in such Series of Term Notes is held by the deceased beneficial owner (i) the documents described in the third preceding paragraph and (ii) instructions to such broker or other entity to notify DTC of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option. Such broker or other entity shall provide to the Trustee (a) the documents received from the Representative referred to in clause (i) of the preceding sentence and (b) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.

SECTION 11.    Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Company and the rights of the holders of the Term Notes under the Indenture at any time by the Company with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding Term Notes of each Series affected by such amended or supplemental indenture (voting together as a single class and including consents obtained in connection with a tender offer or exchange offer for the Term Notes of any such Series). The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of Term Notes of each Series then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Term Notes, to waive compliance by the Company with any provision of the Indenture. Any such consent or waiver by the holder of such Term Notes shall be conclusive and binding upon such holder and upon all future holders of those Term Notes and of any Term Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon such Term Notes. The determination of whether particular Term Notes are “outstanding” will be made in accordance with the Indenture.

Any new Global Note authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Company as to any matter provided for in such modification, amendment or supplement to the Indenture or the Term Notes. Any new Global Note so modified as to conform, in the opinion of the Company, to any provisions contained in any such modification, amendment or supplement may be prepared by the Company, authenticated by the Trustee and delivered in exchange for this Note.

SECTION 12.    Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, premium, if any, and interest on each Series of Term Notes at the times, place and rate, and in the coin or currency, prescribed in this Note and in the applicable Pricing Supplement.

SECTION 13.    Successor to Company. The Company may not consolidate or merge with or into any other corporation or sell or convey all or substantially all of its assets to any person, unless (i) the Company shall be the surviving corporation, or the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a state thereof, and such corporation shall expressly assume all the Company’s obligations under the Indenture; and (ii) immediately after giving effect to such transaction, the Company or such successor corporation, as the case may be, is not in default in the performance of any covenant or condition under the Indenture.

Upon consolidation, merger, sale or transfer as described above, the resulting or acquiring entity shall be substituted for the Company in the Indenture with the same effect as if it had been an original party to the Indenture, and the successor entity may exercise the Company’s right and powers under the Indenture.

SECTION 14.    Minimum Denominations. Each Series of Term Notes may be issued, whether on the Original Issue Date or upon registration of transfer, exchange or partial redemption or repayment of such Series of Term Notes, only in a Minimum Denomination as specified in the applicable Pricing Supplement, or if no Minimum Denomination is so specified, in minimum denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

SECTION 15.    Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the register maintained by the Note Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or the Note Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new notes will be issued to the designated transferee or transferees.

This Note may be exchanged in whole, but not in part, for Certificated Notes (as defined below) (a) if DTC notifies the Company that it is unwilling or unable to continue as depository for the Global Notes or the Company becomes aware that DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in any such case, the Company fails to appoint a successor to DTC within 90 calendar days or (b) the Company, in its sole discretion, determines that the Global Notes shall be exchangeable for definitive notes. Unless otherwise set forth herein or in the Indenture or the applicable Pricing Supplement, Certificated Notes will be issued in Minimum Denominations only and will be issued in registered form only, without coupons.

In addition, this Note is a master note and may be exchanged at any time, solely upon the request of the Company to the Trustee and in accordance with the Indenture, for one or more global notes in the same aggregate principal amount, each of which may or may not be a master note, as requested by the Company. Each such replacement global note that is a master note shall reflect such of the Supplemental Obligations as the Company shall request, provided that each Supplemental Obligation at the time of such exchange is represented by a global note or a master note. Each such replacement global note that is not a master note shall represent one (and only one) Supplemental Obligation as requested by the Company, and such global note shall reflect the terms of such Supplemental Obligation.

Subject to the terms of the Indenture, if Certificated Notes are issued with respect to a Series of Term Notes, a holder may exchange its Term Notes for other Term Notes of the same Series in an equal aggregate principal amount and in Minimum Denominations.

Certificated Notes may be presented for registration of transfer at the office of the Note Registrar or at the office of any transfer agent that the Company may designate and maintain. The Note Registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. The Company may change the Note Registrar or the transfer agent or approve a change in the location through which the Note Registrar or transfer agent acts at any time, except that the Company will be required to maintain a Note Registrar and transfer agent in each place of payment for the notes of a Series. At any time, the Company may designate additional transfer agents for a Series.

The Company will not be required to (a) issue, exchange, or register the transfer of any Term Notes if it has exercised its right to redeem the Term Notes of any Series for a period of 15 calendar days before the date fixed for redemption, or (b) exchange or register the transfer of any Term Notes of a Series that were selected, called, or are being called for redemption, except the unredeemed portion of Term Notes of that Series, if being redeemed in part.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

SECTION 16.    Events of Default. If an Event of Default (defined in the Indenture as (i) the Company’s failure to pay principal of (or premium, if any, on) a Series of Term Notes when due and continuance of such default for three Business Days, (ii) the Company’s failure to pay interest on a Series of Term Notes within 30 days after the same becomes due, (iii) the Company’s breach of its other covenants or agreements contained in this Note or in the Indenture, which breach is not cured within 90 days after written notice by the Trustee or by the holders of at least 25% in aggregate principal amount of the Term Notes of all Series then outstanding under the Indenture and affected thereby, and (iv) certain events involving the bankruptcy, insolvency or liquidation of the Company) shall occur with respect to a Series of Term Notes, the principal of all Term Notes affected thereby may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 17.    Defeasance. Unless otherwise specified in the applicable Pricing Supplement, the provisions of Sections 8.04 and 8.05 of the Indenture shall not apply to the relevant Series of Term Notes.

SECTION 18.    Currency for Amounts Payable. Unless otherwise provided herein or in the applicable Pricing Supplement, the principal, premium, if any, interest and any other amounts payable on a Series of Term Notes are payable in U.S. dollars.

SECTION 19.    Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, a Series of Term Notes for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor organization, either directly or through the Company or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 20.    Defined Terms. All terms used in this Note which are defined in the Indenture or the Prospectus and are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture or the Prospectus, as applicable.

Unless specified otherwise in the applicable Pricing Supplement, “Business Day” means a day that meets all the following requirements:

(a)    for all Series of Term Notes, is any weekday that is not a legal holiday in New York City or Fort Worth, Texas, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed; and

(b)    for any Series of Term Notes where the base rate is LIBOR, also is a day on which commercial banks are open for business (including dealings in the Index Currency specified in the Pricing Supplement) in London, England.

SECTION 21.    GOVERNING LAW. THIS NOTE, THE GUARANTEE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

[Remainder of page intentionally left blank.]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —                              as Custodian for

(Cust)                                         (Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby

sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

/
Please print or type name and address, including zip code of assignee the within Note of GENERAL MOTORS FINANCIAL COMPANY, INC. and all rights thereunder and does hereby irrevocably constitute and appoint

Attorney

to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises

Dated:

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay a Series of Term Notes (or portion thereof specified below), CUSIP No.                      pursuant to its terms at a price equal to the principal amount of that Series together with interest to the repayment date, to the undersigned, at                                          (Please print or typewrite name and address of the undersigned).

For that Series of Term Notes to be repaid, the Trustee (or the Paying Agent on behalf of the Trustee) must receive at                                         , or at such other place or places of which the Company shall from time to time notify the holder of Term Notes, not more than 60 nor less than 30 days prior to a Repayment Date, if any, set forth in the Pricing Supplement for such Series of Term Notes, this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of the Series of Term Notes is to be repaid, specify the portion thereof (which shall be in increments of the Minimum Denomination) which the holder elects to have repaid and specify the denomination or denominations (which shall be $     or an integral multiple of the Minimum Denomination in excess of $                    ) of the Series of Term Notes to be issued to the holder for the portion not being repaid.

$
DATE

NOTICE: The signature on this Option to Elect

Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

Schedule 1

Pricing Supplement No.	Initial Principal Amount of Supplemental Obligation	Original Issue Date	Fixed, Floating or Indexed Note	Base Rate or Index Reference	Amortizing/ Original Issue Discount Note	Increase (Decrease) in Principal Amount	Transfer/ Redemption/ Repayment	Date of Increase (Decrease) or Transfer/ Redemption/ Repayment	Trustee Notation	Survivor’s Option	Guarantor

Schedule 1

ANNEX I

SUBSIDIARY GUARANTEE

The Guarantor hereby unconditionally guarantees to each Holder of Term Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Term Notes or the obligations of the Company to the Holders of the Term Notes or the Trustee under the Term Notes or under the Indenture, that: (a) the principal of, and premium and interest on the Term Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and interest on overdue principal of interest on any Term Note, if any, if lawful and all other obligations of the Company to the Holders of the Term Notes or the Trustee under the Indenture or under the Term Notes shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Term Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, the Guarantor will obligated to pay the same immediately.

The obligations of the Guarantor to the Holders of Term Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Article 10 of the Indenture are incorporated herein by reference.

No director, officer, employee, incorporator or stockholder, as such, past, present or future, of the Guarantor shall have any personal liability under this Subsidiary Guarantee by reason of its status as such director, officer, employee, incorporator or stockholder.

This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company’s obligations under the Term Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Term Notes and, in the event of any transfer or assignment of rights by any Holder of Term Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

In certain circumstances more fully described in the Indenture, any Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted hereon.

This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Term Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

For purposes hereof, the Guarantor’s liability will be that amount from time to time equal to the aggregate liability of the Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the obligations of the Company under the Term Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered the Guarantor “insolvent” (as such term is defined in the federal Bankruptcy Law and in the debtor and creditor law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Term Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from any other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUBSIDIARY GUARANTEE, THE INDENTURE AND THE TERM NOTES.

Annex I

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

AmeriCredit Financial Services, Inc.

By:
Name:
Title:

Annex I

EXHIBIT B

SURVIVOR’S OPTION RIDER TO THE NOTE

If the Survivor’s Option is applicable to this Note, the Authorized Representative (defined below) of a deceased beneficial owner of the Note shall have the option to elect repayment or repurchase of such Note within one year of the death of the beneficial owner (a “Survivor’s Option”). Unless specifically provided on the face of this Note, the Survivor’s Option may not be exercised unless the Note was acquired by the beneficial owner or the estate of the beneficial owner at least six months prior to such election.

If the Survivor’s Option is applicable to this Note, upon the valid exercise of the Survivor’s Option, the Issuer shall repay, the Note (or portion thereof), properly tendered for repayment by or on behalf of the person (the “Authorized Representative”) that has authority to act on behalf of the deceased beneficial owner of a Note under the laws of the appropriate jurisdiction (including, without limitation, the personal Authorized Representative or executor of the deceased beneficial owner or the surviving joint owner of the deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial interest in such Note plus accrued interest to the date of such repayment or repurchase, subject to the following limitations:

(a)    The Issuer may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted from all deceased beneficial owners in any calendar year (the “Annual Put Limitation”) to an amount equal to the greater of $2,000,000 or 2% of the outstanding principal amount of all Notes as of the end of the most recent calendar year, or such greater amount as the Issuer in its sole discretion may determine for any calendar year, and may limit to $250,000 in any calendar year, or such greater amount as the Issuer in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in such calendar year for any individual deceased beneficial owner (the “Individual Put Limitation”).

(b)    The Issuer shall not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes).

(c)    Any Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn.

Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted in the order that tenders of all such Notes are received by the Trustee, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased beneficial owner. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Notes (or portions thereof) were originally tendered. Any Note (or portion thereof) accepted for repayment or repurchase pursuant to exercise of the Survivor’s Option shall be repaid or repurchased on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice by first-class mail to the Authorized Representative, that states the reason such Note (or portion thereof) has not been accepted for payment.

In order for a Survivor’s Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Authorized Representative (i) a written request, substantially in the form attached hereto as Exhibit A or such other form acceptable to the Trustee, for repayment or repurchase within one year of the date of death of the deceased beneficial owner signed by the Authorized Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Note (or portion thereof) to be repaid or repurchased, (iii) appropriate evidence satisfactory to the Trustee and the Issuer that (A) the deceased was the beneficial owner of such Note at the time of death and the interest in such Note was acquired by the deceased beneficial owner at least six months prior to the request for repayment or repurchase, (B) the death of such beneficial owner has occurred, and the date of such death, and (C) the Authorized Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the interest in such Note is held by a nominee of the deceased beneficial owner, a certificate or letter satisfactory to the Trustee and the Issuer from such nominee attesting to the deceased’s beneficial ownership in such Note, (vi) tax waivers and such other instruments or documents that the Trustee and the Issuer reasonably require in order to establish the validity of the beneficial ownership of the Notes and the claimant’s entitlement to payment, and (vii) any additional information the Trustee or the Issuer requires to evidence satisfaction of any conditions to the exercise of such Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment or repurchase of such Note. Subject to the Issuer’s right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Issuer, in its sole discretion, which determination shall be final and binding on all parties.

The death of a person holding a beneficial interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of the beneficial owner of the Note, and the entire principal amount of the Note so held shall be subject to repayment or repurchase. However, the death of a person holding a beneficial interest in a note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to the deceased person’s interest in the Note. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed the death of the beneficial owner of such Note for purposes of this provision, regardless of the registered holder of the Note, if such beneficial interest can be established to the satisfaction of the Trustee and the Issuer. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the Note during his or her lifetime.

For Notes represented by a Global Note, the Depositary or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Survivor’s Option for such Note. To obtain repayment or repurchase pursuant to exercise of the Survivor’s Option with respect to such Note, the Authorized Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased beneficial owner (i) the documents described in clauses (i), (iii), (iv), (vi) and (vii) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Authorized Representative’s desire to obtain repayment or repurchase pursuant to exercise of the Survivor’s Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Authorized Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee and the Issuer from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Authorized Representative.

EXHIBIT C

EARLY WITHDRAWAL ELECTION FORM

GM Financial Term Notes

Defined Terms

“Beneficial Owner(s)” means the person or entity listed on line (1) of this Form.

“Holder” means the street name holder of the Deposits (e.g., broker or custodian, as applicable).

“Deposits” means the GM Financial Term Notes Program Deposits to be repaid.

“Early Repayment Agent” means U.S. Bank National Association.

“Form” means this GM Financial Term Notes Program Election Form.

“Representative” means, in connection with an early withdrawal, the executor, other survivor representative, guardian or power of attorney of the deceased or adjudicated incompetent Beneficial Owner(s).

To exercise the EARLY WITHDRAWAL OPTION due to death or adjudication of incompetence of the Beneficial Owner(s), please complete the following in accordance with the Instructions below:

(1)(a)

Name of Beneficial Owner(s) of the Deposits Deceased or Adjudicated Incompetent

(1)(b)

Social Security Number of Beneficial Owner(s) of the Deposits Deceased or Adjudicated Incompetent

(2)

Name of Representative

(3)

CUSIP Number of the Deposits

(4)

Principal Amount of Deposits to be Withdrawn

(MUST BE 100% OF DEPOSITS HELD)

(5)

Date of Death or Adjudication of Incompetence

(6)

Signature of Representative Requesting Early Withdrawal and Date Signed

(7)	Information on Representative Name: Phone Number: Fax Number: E-Mail Address: Mailing Address (no P.O.Boxes):	(8) Wire instructions for payment Bank Name: ABA Number: Account Name: Account Number: Reference (optional):

(9)	Information on Holder Name: DTC Participant Name: DTC Participant Number: DTC Contact Name: DTC Contact Phone Number:

(Apply Medallion Signature Guarantee Stamp Here)

The amount payable by General Motors Financial Company, Inc. on any Deposit upon Early Withdrawal will be equal to 100% of the principal amount of the withdrawn Deposit only.

INSTRUCTIONS FOR COMPLETING

GM Financial Term Notes

EARLY WITHDRAWAL ELECTION FORM

EARLY WITHDRAWAL OPTION due to death or adjudication of incompetence of the Beneficial Owner(s):

1.	Indicate the name of the Beneficial Owner(s) on line (1).

2.	Indicate name of the Representative on line (2).

3.	Indicate the CUSIP number of the Deposits on line (3).

4.	Indicate the total principal amount of Deposits held by the Beneficial Owner(s) on line (4). All of the Deposits held by a Beneficial Owner(s) must be withdrawn if any are to be withdrawn.

5.	Indicate the date of death or adjudication of incompetence of the Beneficial Owner(s) on line (5).

6.	Representative to sign and date the Form on line (6). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7.	Indicate the name, phone and fax number, e-mail and mailing address of the Representative on line (8).

8.	Indicate the wire instruction for payment on line (8).

9.	For Deposits held through a brokerage account, indicate the name, DTC Participant number, phone and fax number, e-mail and mailing address of the Holder on line (9).

Collect and retain for a period of at least three years, records to the satisfaction of the Early Repayment Agent evidencing (1) the authority of the Representative, (2) death or adjudication of incompetence of the Beneficial Owner(s), (3) that the Beneficial Owner(s) beneficially owned the Deposits being submitted for early withdrawal (a) at the time of his or her death or adjudication of incompetence and (b) for at least six months immediately prior to such time (or, in the case of Deposits with an initial issuance date less than three years prior to such time, since the initial issuance of the Deposit), and (4) any necessary tax waivers. The documentation requirements may vary depending on the particular circumstances. Please contact the Early Repayment Agent for more information.

In general, for purposes of determining whether General Motors Financial Company, Inc. will deem Deposits beneficially owned by an individual at the time of death or adjudication of incompetence and for the required period prior to such time, the following rules shall apply:

Joint Tenants. Deposits beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. Only the death or adjudication of incompetence of all tenants by the entirety or all joint tenants will be deemed the death or adjudication of incompetence of the Beneficial Owner, and the Deposits beneficially owned will become eligible for Early Withdrawal only upon the death or adjudication of incompetence of all such tenants.

Tenants in common. The death or adjudication of incompetence of a person beneficially owning a Deposit by tenancy in common will be deemed the death or adjudication of incompetence of a holder of a Deposit only with respect to the deceased/incompetent holder’s interest in the Deposit so held by tenancy in common.

Trusts. The death or adjudication of incompetence of a sole beneficiary of a trust will be deemed the death or adjudication of incompetence of the Beneficial Owner of the Deposits beneficially owned by the trust. Only the death or adjudication of incompetence of all tenants by the entirety or all joint tenants in a tenancy which is the beneficiary of a trust will be deemed the death or adjudication of incompetence of the beneficiary of the trust. The death or adjudication of incompetence of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death or adjudication of incompetence of the beneficiary of the trust only with respect to the deceased/incompetent holder’s beneficial interest in the Deposit.

Other Beneficial Interests. The death or adjudication of incompetence of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Deposit will be deemed the death or adjudication of incompetence of the Beneficial

Owner of that Deposit, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of General Motors Financial Company, Inc.’s Early Repayment Agent. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Deposit, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Deposit.

For all Deposits held through a brokerage account, the Holder (e.g., broker or custodian, as applicable) is to submit the completed original copy of this Form and all supporting documentation via mail or otherwise to General Motors Financial Company, Inc.’s Early Repayment Agent at:

U.S. Bank National Association

Attn: Survivor Options

111 Fillmore Avenue

St. Paul, MN 55107-1402

FACSIMILE TRANSMISSIONS OF THIS FORM WILL NOT BE ACCEPTED.

If you do not receive confirmation of General Motors Financial Company, Inc.’s Early Repayment Agent receipt of this Form within 10 business days of the date you sent the Form, contact General Motors Financial Company, Inc.’s Early Repayment Agent.

For assistance with completing this Form or any questions relating thereto, please contact the Early Repayment Agent by email at cts.survivor.options@usbank.com or call 800-934-6802.